Exhibit 10.9

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
FIG SIX MORTGAGE LLC
THE MEMBERSHIP INTERESTS EVIDENCED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO THIS AGREEMENT. THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NO MEMBERSHIP INTEREST MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY APPLICABLE SECURITIES LAW) UNLESS A REGISTRATION STATEMENT UNDER SUCH LAWS WITH RESPECT TO THE MEMBERSHIP INTERESTS IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS IS THEN APPLICABLE TO THE MEMBERSHIP INTERESTS. MEMBERSHIP INTERESTS ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE PROVISIONS OF THIS AGREEMENT WITH RESPECT TO SUCH TRANSFER OR ENCUMBRANCE ARE SATISFIED.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
FIG SIX MORTGAGE LLC
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Fig Six Mortgage LLC (the “Company”) is made and entered into effective as of the 26th day of February, 2025 (the “Effective Date”), by and among the Company, Fig SSP Member LLC, a Delaware limited liability company (together with its permitted successors and/or assigns, collectively, the “Figure Member”), and [***] (together with its permitted successors and/or assigns, collectively, the “Investor Member”), and each other Person who may become a Member after the date hereof in accordance with this Agreement.
RECITALS
WHEREAS, the Company was formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on the 6th day of February, 2025 and the Figure Member entered into that certain Limited Liability Company Agreement of the Company on the 13th day of February, 2025 (the “Original LLC Agreement”);
WHEREAS, the Figure Member and the Company desire to admit the Investor Member as a Member of the Company and to amend and restate the Original LLC Agreement in its entirety, and thus are entering into this Agreement;
WHEREAS, the parties hereto desire to work cooperatively and in good faith to effectuate the purposes of the Company as described in Section 3.1, pursuant to the terms and conditions set forth herein; and
WHEREAS, the parties hereto desire to enter into this Agreement to set forth their understanding with respect to the operation of the Company upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Original LLC Agreement is hereby amended and restated in its entirety as follows:
ARTICLE I
DEFINITIONS
For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:
“ABS” means an asset-backed securitization.
“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18 101 et seq. as amended from time to time.
“Additional Capital Contribution” means an additional capital contribution payable by a Member pursuant to Section 9.3.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to section 1.704- 1(b)(2)(ii)(c) of the Regulations or pursuant to the penultimate sentences of sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (b) debit to such Capital Account the items described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
“Administrative Member” means initially, the Figure Member, or upon removal or resignation of the Figure Member as Administrative Member in accordance with the terms of this Agreement (it being understood that the Figure Member may not resign as Administrative Member other than in accordance with Section 4.2 or if Figure ceases to own any Membership Interests in the Company, the Figure Member shall have the right to resign, as Administrative Member of the Company, effective as of the date Investor has appointed a replacement Administrative Member; provided, that Investor shall use its reasonable best efforts to appoint and identify a suitable replacement for the Administrative Member as promptly as practicable following receipt of written notice from Figure of its intent to resign as Administrative Member and in any event within one hundred twenty (120) days (and if a replacement Administrative Member has not been appointed within such one hundred twenty (120) day period, then the Figure Member shall have the right (but not the obligation) to deem its resignation to nonetheless be effective as of such one hundred twentieth (120th) day)), such other Person as may be appointed as Administrative Member in accordance with the terms of this Agreement.
“Adverse Regulatory Event” means any change in applicable non-tax law or regulation or enforcement action taken by a Governmental Entity that has, or would reasonably be expected to have, a material and adverse effect on (i) the value of the Company Assets as a whole (which for purposes of this definition shall mean that the value of the Company Assets have decreased or would be reasonably expected to decrease by [***] on an aggregate basis as a result of such Adverse Regulatory Event), or (ii) the enforceability or performance of any Basic Document or this Agreement in any material respect; provided that for a period of ninety (90) days after a Member notifies the other Member of any Adverse Regulatory Event, the Members shall use their commercially reasonable efforts to resolve any such Adverse Regulatory Event, if such Adverse Regulatory Event in all material respects, can be so resolved.
“Affiliate” means, with respect to any Person, any entity Controlling, Controlled by or under common Control with such Person; provided, for the purpose of Section 8.6, no Manager shall be considered to be an Affiliate of any other Manager. With respect to Investor, the term “Affiliate” shall include the Sixth Street Persons and with respect to Figure, the term “Affiliate” shall include the Figure Persons. Notwithstanding anything to the contrary herein, neither the Company nor any Subsidiaries shall be deemed to be an Affiliate of either Member.
“Affiliate Agreement” means, with respect to each Member, any agreement between the Company or any Subsidiary on the one hand, and a Member or a Related Party of such Member, on the other hand. For the avoidance of doubt, the Figure Connect Documents shall be considered Affiliate Agreements with respect to Figure, and the terms and conditions of this Agreement applicable to the Administrative Member shall be considered an Affiliate Agreement with respect to Figure so long as Figure is serving as Administrative Member.
“Affiliate Service Provider” means, with respect to each Member, such Member and any Person that is a Related Party of such Member providing services of any kind from time to time to the Company or any Subsidiary thereof pursuant to an Affiliate Agreement, in each case, in accordance with this Agreement and such Affiliate Agreement, as applicable.

“Agreement” means this Amended and Restated Limited Liability Company Agreement as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.
“AML Laws” has the meaning set forth in Section 7.3(a).
“Approved Accountant” has the meaning set forth in Section 8.3(a)(xx).
“Asset” means any (i) HELOC, (ii) asset-backed securities collateralized by HELOCs, (iii) non-qualified mortgages or (iv) other type of financial assets, in each case, originated by a Figure Person or its Related Parties.
“Assumed Tax Rate” means the highest marginal federal, state and local individual tax rates (including the tax rate imposed pursuant to section 1411 of the Code, but not taking into account section 199A of the Code) then applicable to an individual resident in New York, New York, taking into account the character of the Company’s income and gain, as reasonably determined by the Members.
“Bad Act Termination Event” means, with respect to any Member, the occurrence of any of the following actions, events, circumstances, or occurrences:
(a)    any (x) breach of any representation, warranty or covenant by such Member or its Affiliate contained in any Basic Document (other than a Basic Securitization Document) to which such Member is a party, or (y) with respect to Figure, any Event of Servicing Termination (as defined in the Servicing Agreement) under the Servicing Agreement, which in each case, would reasonably be expected to have, (i) a material and adverse effect on the other Member or any of its Affiliates as a whole, or (ii) a material and adverse effect on the Company or any of its Subsidiaries as a whole, and in each case, such breach is not cured within any applicable notice and cure periods set forth in such Basic Document; provided, that a breach of any representations and warranties under any Common Marketplace Terms by a Member or its Affiliate shall not constitute a breach if the applicable HELOC or other Asset is repurchased in accordance with the terms thereof;
(b)    any breach of any representation, warranty or covenant by such Member contained in this Agreement, in each case, other than such Member’s failure to make Additional Capital Contributions, that has, or would reasonably be expected to have, (i) a material and adverse effect on the other Member or any of its Affiliates as a whole, or (ii) a material and adverse effect on the Company or any of its Subsidiaries as a whole, and in each case, such breach is not cured (if curable) within fifteen (15) days after the earlier of (x) written notice from the other Member or (y) the date that any Manager appointed by such Member had actual knowledge of such breach; provided, that if such breach is not reasonably capable of being cured within such fifteen (15) day period as determined in good faith by such Member, then such cure period shall be increased by such additional period of time as may be reasonably necessary to complete such cure not to exceed an additional forty-five (45) days, provided that the breaching Member has commenced such cure within such initial fifteen (15) day period and is thereafter diligently pursuing the same;
(c)    any breach by such Member or its Affiliate of its obligations under any Basic Securitization Document to which such Member is a party, which breach has, or would reasonably be expected to have, (i) a material and adverse effect on the other Member or any of its Affiliates as a whole, or (ii) a material and adverse effect on the Company or any of its Subsidiaries as a whole, and in each case, such breach is not cured within any applicable notice and cure periods set forth in such Basic Securitization Document; provided, that, for the avoidance of doubt, a breach of any asset-level representations and warranties under any Basic Securitization Document by a Member or its Affiliate shall not constitute a breach hereunder if the applicable HELOC or other Asset is repurchased in accordance with the terms thereof;

(d)    any breach by such Member or its Affiliate of its obligations under any law or rule applicable to such Member or Affiliate thereof in respect of the securitization transaction for which such Member or its Affiliate is acting as sponsor (including without limitation Rule 15Ga-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 15Ga-1 under the Exchange Act, Rule 17g-5 under the Exchange Act, Regulation RR, 17 C.F.R. § 246.1, et seq., the Investment Company Act of 1940, as amended, Regulation (EU) 2017/2402, as amended and the UK Securitization Framework), which breach has, or would reasonably be expected to have, (i) a material and adverse effect on the other Member or any of its Affiliates as a whole, or (ii) a material and adverse effect on the Company or any of its Subsidiaries as a whole, and in each case, such breach is not cured (if curable) within fifteen (15) days after the earlier of (x) written notice from the other Member, or (y) the date any Manager appointed by such Member had actual knowledge of such breach; provided, that if such breach is not reasonably capable of being cured within such fifteen (15) day period as determined in good faith by such Member, then such cure period shall be increased by such additional period of time as may be reasonably necessary to complete such cure not to exceed an additional forty-five (45) days (or such longer period as may be permitted under applicable law); provided that the breaching Member or its Affiliate has commenced such cure within such initial fifteen (15) day period and is thereafter diligently pursuing the same;
(e)    any Change of Control with respect to such Member;
(f)    any Insolvency Event of, or with respect to, such Member or any Affiliate thereof that is a party to a Basic Document;
(g)    such Member’s failure to make any Additional Capital Contributions required hereunder three or more times;
(h)    the commission of fraud, willful misconduct or gross negligence by a Member or its Affiliate, or any of their respective Related Parties, in connection with this Agreement, the Basic Documents or any transaction contemplated hereunder or thereunder, or otherwise in connection with the Company or any of its Subsidiaries, in each case, other than an Excusable Employee Misconduct.
“Bad Act Termination Event Asset Buyout” has the meaning set forth in Section 4.2(a)(vii).
“Bad Act Termination Event Buyout” means either a Bad Act Termination Event Asset Buyout or a Bad Act Termination Event Membership Interest Buyout, as the context may require.
“Bad Act Termination Event Membership Interest Buyout” has the meaning set forth in Section 4.2(a)(vii).
“Bad Act Termination Event Notice” has the meaning set forth in Section 4.2(a).
“Bad Act Termination Event Remedy” has the meaning set forth in Section 4.2(a).
“Basic Documents” means (a) each Figure Connect Document, (b) the Basic Securitization Documents, and (c) any other material contract or agreement executed by the Company or any of its Subsidiaries in connection with any hedging, financing, warehousing or sale of any Company Assets.
“Basic Securitization Documents” means each indenture, mortgage loan sale agreement, servicing Agreement, back-up servicing agreement, custodial agreement, administration agreement, note purchase agreement, Trust Agreement, loan data agent agreement, warranty agreement, EU risk retention letter and/or similarly styled agreements, in each case executed in connection with a securitization transaction with respect to Company Assets or any Committed ABS, in each case, sponsored by Figure or any of its Affiliates or the Company or any Subsidiary with respect to which the Company or any Subsidiary is the retention party, and all other material agreements, documents, instruments and certificates delivered in connection with any such securitization transaction.
“Board” has the meaning set forth in Section 8.1(a).
“Business Day” means any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the states of New York or California are authorized or obligated by law or executive order to be closed.
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“Buying Member” has the meaning set forth in Section 4.3(c).
“Buyout Closing Date” has the meaning set forth in Section 4.2(b)(i).
“Buyout Price” has the meaning set forth in Section 4.2(b)(ii).
“Call Option Payments” means funds required to consummate any Call Options exercised with in accordance with this Agreement.
“Call Options” means any call or other termination options under or with respect to securitizations sponsored by the Company, any of its Subsidiaries, or any Figure Person or its Related Parties.
“Capital Account” has the meaning set forth in Section 9.5.
“Capital Call” has the meaning set forth in Section 9.3(a).
“Capital Call Notice” has the meaning set forth in Section 9.3(a).
“Capital Contribution” means, with respect to each Member, as of any date of determination, such Member’s Initial Capital Contribution, plus any Additional Capital Contributions made by such Member in accordance with this Agreement.
“Capital Contribution Cap” [***].
“Capital Contribution Percentage” means, with respect to (i) Figure, five percent (5%), and (ii) Investor, ninety-five percent (95%).
“Certificate of Formation” means the Certificate of Formation of the Company, as amended from time to time, and filed with the Secretary of State of the State of Delaware.
“Change of Control” means (i) with respect to Figure, that Figure ceases to be Controlled by Figure Corp., and (ii) with respect to Investor, if Investor ceases to be under common Control with SSP.
“Closing Cost Adjustment” has the meaning set forth in Section 4.2(b)(ii).
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

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“Commitment Period” means the period beginning on the Side Letter Effective Date and ending on the twelve (12) month anniversary of the Side Letter Effective Date (the “Initial Commitment Period”); provided, that, (i) so long as the Run-Off Commencement Date has not occurred, during the three (3) months prior to the expiration of the Initial Commitment Period, Investor may elect, in its sole discretion, to extend the Commitment Period for a period of an additional twelve (12) months after the end of the Initial Commitment Period (the “First Renewal Period”) and (ii) so long as the Run-Off Commencement Date has not occurred, during the three (3) months prior to the expiration of the First Renewal Period, the Members may mutually agree to extend the Commitment Period for a period of an additional twelve (12) months after the end of the First Renewal Period. The Commitment Period shall terminate upon the occurrence of the Run-Off Period Commencement Date.
“Common Marketplace Terms” means the Common Marketplace Terms, version 2, version date January 27, 2025, included as Exhibit B to the Marketplace SOW, as amended, supplemented or otherwise modified from time to time, including by the Side Letter.
“Company” has the meaning set forth in the preamble hereto.
“Company Accountant” has the meaning set forth in Section 5.6.
“Company Assets” means, as of any date of determination, the Assets actually owned by the Company, whether directly or indirectly through its Subsidiaries.
“Company Budget” means any monthly or annual operating plan or budget (or similar document) covering the Company’s and the Subsidiaries’ anticipated operations, including any Non-Discretionary Expenses, approved by the Board in accordance with this Agreement and in effect from time to time pursuant to Section 5.5, subject to a permitted variance (i) of the amounts set forth therein by ten percent (10%) with respect to each line item included therein, and (ii) up to the actual amount of any Non- Discretionary Expenses to the extent such Non-Discretionary expense is included as a line item therein.
“Company Expenses” means all costs, expenses, fees and other amounts payable in connection with operating the Company and its Subsidiaries incurred by or on behalf of the Company or its Subsidiaries (including any amounts incurred by any Member, the Board or Manager and reimbursed by the Company in accordance with Section 8.10), including, without limitation: (a) Organizational Expenses; (b) fees, costs and expenses of servicers, financing sources, custodians, administrators, agents, outside counsel, banks, tax advisors, auditors, administrators, consultants, compliance firms, information technology providers, diligence services providers, depositaries, accountants and advisors; (c) costs and expenses related to identifying, evaluating, arranging, negotiating, structuring, trading, or settling any transaction contemplated for investment by the Company or its Subsidiaries (regardless of whether such transaction is subsequently consummated); (d) costs, fees, expenses and other amounts payable in connection with monitoring, holding (including owning, operating, and maintaining), marketing, hedging, valuing, financing, securitizing, or selling any Assets, including record-keeping expenses; (e) costs of reporting to the Members, tax returns and Schedule K-1s, and of any meetings of the Board or the Members; (f) any taxes, fees or other governmental charges levied against the Company, its Subsidiaries, or on its income or assets or in connection with its business or operations; (g) insurance costs, expenses, and fees, including premiums; (h) costs, expenses, and other amounts payable in connection with any litigation and threatened litigation; (i) costs, expenses, and other amounts payable in connection with indemnification obligations; (j) liquidation costs and expenses; (k) capital payments, interest and other expenses in respect of indebtedness for borrowed money; (l) extraordinary expenses, including fees and expenses associated with any tax or other audit, investigation, proceeding, regulatory matter, settlement or review of the Company or its Subsidiaries;

(m) costs and expenses related to the Company’s and its Subsidiaries’ compliance with applicable laws; (n) amounts payable by the Company or its Subsidiaries pursuant to this Agreement, the Basic Documents or any other agreement entered into in accordance with this Agreement to which the Company or any Subsidiary is a party; (o) all deposits into reserve accounts established in accordance with this Agreement; (p) costs and expenses related to any road show or other marketing activities in connection with the business activities of the Company or any of its Subsidiaries; and (q) all other costs, expenses, and other amounts properly chargeable to the activities of the Company and its Subsidiaries.
“Company Offer” has the meaning set forth Section 4.3(d).
“Company Property” means, as of any date of determination, the Company Assets and all other assets and properties owned by the Company, whether directly or indirectly through the Subsidiaries.
“Competitor” means, (i) ICE Mortgage Technology, Inc. (ii) Optimal Blue, LLC, (iii) Tradeweb Markets LLC, (iv) any Person (including any other mortgage tech company) directly or indirectly engaged in the origination, aggregation and/or securitization of greater than $25,000,000 per month or greater than $300,000,000 per year of Restricted Assets, (v) any Affiliate of any of the foregoing Persons, and (v) any Person that directly or indirectly owns thirty percent (30%) or more of the beneficial interests in any of the foregoing Persons. “Restricted Assets” for purposes of this definition means any asset or types of Assets with respect to which Figure or any of its Related Parties is engaged in any business or otherwise involved.
“Confidential Information” has the meaning set forth in Section 14.13(a).
“Conflict of Interest” has the meaning set forth in Section 8.1(f)
“Contributing Member” has the meaning set forth in Section 9.4(a).
“Control” (including, with correlative meanings, the terms “controlling,”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests of such Person, by contract or otherwise. A Person may be considered “controlled” by a Person even if one or more other Persons hold “major decision” or similar rights.
“Cooling Off Period” means with respect to any Defaulting Member, the six (6) month anniversary of the later of (a) such Member becoming a Defaulting Member or (b) the expiration of the Commitment Period.
“Corporate Opportunity” has the meaning set forth in Section 7.4(d).
“Covered Persons” has the meaning set forth in Section 8.6(b).
“CTA” has the meaning set forth in Section 14.16(a).
“Deadlock” means the failure of the Figure Managers and SSP Managers to agree upon any Material Decision [***].

“Default Rate” means a rate determined in the sole and absolute discretion of the Person advancing the applicable Member Loan, not to exceed [***], based on actual/365 days, compounded quarterly, or if lower the maximum rate allowed under applicable law.
“Defaulting Member” means a Member with respect to which a Bad Act Termination Event has occurred and is then continuing.
“Designated Individual” has the meaning set forth in Section 11.2(a).
“Distribution” means distributions made to a Member on account of its Membership Interest pursuant to this Agreement.
“Effective Date” has the meaning set forth in the preamble hereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Exchange Act” has the meaning set forth in the definition of “Bad Act Termination Event”.
“Excusable Employee Misconduct” means, with respect to a Bad Act Termination Event under clause (g) of the definition thereof, (a) the conduct that would otherwise constitute a Bad Act Termination Event (the “Applicable Employee Misconduct”) was committed without the participation, actual knowledge or involvement of any Person holding an executive management position (i.e., C-level officers or General Counsel) or higher (or the equivalent) in such Member or any Person that controls, is controlled by or is under common control with such Member; and (b) promptly after (but in any event within five (5) Business Days of) any Manager appointed by such Member or the general counsel of such Member or the parent company of such Member (which for purposes of Figure shall mean Figure Corp.) obtaining actual knowledge of the Applicable Employee Misconduct, such Member provides written notice thereof to the other Member (unless the non-offending Member previously notified the offending Member of such instance of such conduct), and such employee within ten (10) Business Days thereafter is reassigned or discharged such that he or she has no further involvement with the Company, any Subsidiary, or the Company Assets; and (c) such Member, within thirty (30) days after such Member obtaining actual knowledge of the Applicable Employee Misconduct, makes full monetary restitution to the other Member, the Company and/or any Subsidiary, as applicable, for one hundred percent (100%) of all actual direct Indemnifiable Losses, including actual out-of-pocket costs and expenses incurred by such other Member, the Company and/or any Subsidiary, as applicable, and agrees to indemnify, defend and hold harmless the other Member and its related Covered Persons, the Company and the Subsidiaries from all actual direct Indemnifiable Losses such other Member or its related Covered Persons, the Company and/or the Subsidiaries suffer by reason of the same.
“Fair Market Value” means as of any date, the fair market value of an asset or service on such date as determined in good faith by the Members. For this purpose, the Members may in their commercially reasonable discretion value assets that are restricted by law, contract, market conditions or otherwise as to salability or transferability at an appropriate discount, based on the nature and term of such restrictions.
“Figure” means, individually and/or collectively as the context may require, the Figure Member, and each of its Affiliates that hold a Membership Interest from time to time.
“Figure Connect Documents” means the Master Services Agreement, the Marketplace SOW (including the Marketplace Rules), the Common Marketplace Terms and Marketplace Glossary attached thereto, the Side Letter, each Transaction Terms Agreement and the Servicing Agreement.

“Figure Corp.” means FT Intermediate, Inc., a Delaware corporation
“Figure Manager” has the meaning set forth in Section 8.1(b).
“Figure Member” has the meaning set forth in the preamble to this Agreement.
“Figure Person” has the meaning set forth in Section 7.4(d).
“Figure Representative” has the meaning set forth in Section 14.11.
“Figure Standard Production” means the HELOCs offered for sale on the Figure marketplace as more fully described in the Figure Connect Documents.
“Fiscal Year” means the twelve (12) month period ending on December 31 of each year, or such applicable lesser number of months in the year ended December 31, 2025 or in the final year of the Company’s existence.
“Fundamental Decisions” means those Material Decisions indicated to be a “Fundamental Decision” in Section 8.3(a).
“GAAP” means United States generally accepted accounting principles, consistently applied.
“Goodwin” has the meaning set forth in Section 14.18.
“Governmental Entity” means any U.S. federal, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including any governmental, quasi-governmental or nongovernmental body, or any court, arbitrator, arbitration panel or similar judicial body.
“Gross Asset Value” means, with respect to any of the Company’s assets, the adjusted basis of such asset for federal income tax purposes, except as follows:
(a)    The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset as of the date of such contribution, as mutually determined by the Members;
(b)    The Gross Asset Value of each asset shall be adjusted to equal its Fair Market Value, as of the following times: (i) the acquisition of an additional Membership Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution unless the Members determine that such adjustment is not necessary to reflect the relative Membership Interests of the Members of the Company; (ii) the Distribution by the Company to a Member of more than a de minimis amount of Company assets (other than cash) as consideration for all or part of its Membership Interest unless the Members determine that such adjustment is not necessary to reflect the relative Membership Interests of the Members in the Company; (iii) the liquidation of the Company within the meaning of section 1.704-1(b)(2)(ii)(g) of the Regulations; (iv) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a partner capacity, or by a new Member acting in a partner capacity in anticipation of being a Member unless the Members determine that such adjustment is not necessary to reflect the relative Membership Interests of the Members in the Company; and (v) the acquisition of an interest in the Company upon the exercise of a noncompensatory option in accordance with section 1.704-1(b)(2)(iv)(s) of the

Regulations; provided that if any noncompensatory option is outstanding, Gross Asset Values shall be adjusted in accordance with sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2) of the Regulations;
(c)    The Gross Asset Value of an asset distributed to any Member shall be the Fair Market Value of such asset as of the date of Distribution thereof;
(d)    The Gross Asset Value of each asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such asset pursuant to section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the Members determine that an adjustment pursuant to paragraph (b) above is necessary or appropriate in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and
If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted to reflect the depreciation or amortization taken into account with respect to such asset for purposes of computing Profits and Losses.
“HELOC” shall have the meaning given to such term in the Marketplace Glossary.
“Indemnifiable Losses” has the meaning set forth in Section 8.6(b).
“Initial Capital Contribution” means, with respect to each of Figure and Investor, 50% of all Organizational Expenses.
“Initial Company Budget” has the meaning set forth in Section 5.5.
“Insolvency Event” means, with respect to a Person, (a) such Person filing a voluntary petition in bankruptcy or initiating any proceedings to have such Person adjudicated bankrupt or insolvent, (b) such Person being adjudicated bankrupt or insolvent, or consenting to the institution of bankruptcy or insolvency proceedings, (c) such Person having entered against it an order for relief, in any bankruptcy or insolvency proceedings, (d) such Person filing a petition seeking or consenting to reorganization or relief of such Person as debtor under any applicable law relating to bankruptcy, insolvency or other relief for debtors with respect to such Person; or seeking or consenting to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of such Person or of all or any substantial part of the properties and assets of such Person, or (e) such Person making any general assignment for the benefit of creditors with respect to such Person or taking any action in furtherance of any of the foregoing; provided, in each of the foregoing cases, that if such proceeding or action is involuntary, then the same shall not be deemed to constitute an “Insolvency Event” unless such proceeding is not dismissed or stayed within sixty (60) days of its initiation. The foregoing definition of “Insolvent Event” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Act.
“Instructions” has the meaning set forth in Section 8.2(c).
“Investment Business” has the meaning set forth in Section 3.1.
“Investor” means, individually and/or collectively as the context may require, the Investor Member, and each of its Affiliates that hold a Membership Interest from time to time.
“Investor Member” has the meaning set forth in the preamble to this Agreement.

“Investor Representative” has the meaning set forth in Section 14.11.
“Manager” has the meaning set forth in Section 8.1(a).
“Management Standard” has the meaning set forth in Section 8.2(f).
“Marketplace Application” shall have the meaning given to such term in the Marketplace Glossary.
“Marketplace Glossary” means the Marketplace Glossary, version 2, version date January 27, 2025 included as Exhibit C to the Marketplace SOW, as amended, supplemented or otherwise modified from time to time, including by the Side Letter.
“Marketplace Rules” means the Marketplace Rules, version 2, version date January 27, 2025, included as Exhibit A to the Marketplace SOW, as amended, supplemented or otherwise modified from time to time, including by the Side Letter.
“Marketplace SOW” means the Statement of Work (SOW): Marketplace Application, dated as of the Side Letter Effective Date, between Figure Lending LLC and the Company, as amended, supplemented or otherwise modified from time to time, including by the Side Letter.
“Master Services Agreement” means the Master Services Agreement, Version 2, dated as of the Side Letter Effective Date, between Figure Lending LLC and the Company, as amended, supplemented or otherwise modified from time to time, including by the Side Letter.
“Material Adverse Effect” means, (i) with respect to any a Person, any event or occurrence, that has or would reasonably be expected to have a material and adverse effect on the business, assets, properties or condition (financial or otherwise) of such Person as a whole, or (ii) with respect to the Company and its Subsidiaries, any event or occurrence that has or would reasonably be expected to have a material and adverse effect on the value of the HELOCs or Other Assets acquired by the Company and its Subsidiaries, as a whole.
“Material Decisions” has the meaning set forth in Section 8.3(a).
“Maturity Date” has the meaning set forth in Section 9.4(c).
“Member” means the Figure Member and/or the Investor Member and any other party executing or otherwise acceding to this Agreement as a holder of Membership Interests and admitted as a member of the Company, subject to and in accordance with the terms and provisions of this Agreement.
“Member Default Loan” has the meaning set forth in Section 9.4(c).
“Member’s Tax Distribution” has the meaning set forth in Section 10.6(d).
“Membership Interest” means, with respect to any Member at any time, the equitable and beneficial interest of such Member in the Company, including, without limitation, the right to receive allocations of Profits and Losses, Distributions, returns of capital, and Distributions of assets upon a dissolution of the Company pursuant to the terms and conditions hereof, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.
“Membership Interest Buyout Price” has the meaning set forth in Section 4.3(d).

“Morgan Lewis” has the meaning set forth in Section 14.18.
“Net Cash Flow” means, for any date on which a Distribution is to be made in accordance with this Agreement, all cash available for distribution by the Company, as determined in the good faith discretion of the Administrative Member in excess of amounts retained by the Company for other purposes, including to: (a) pay any Company Expenses, and (b) any other amounts that the Board deems reasonably necessary or appropriate to reserve for future or anticipated costs, expenses, charges, or Obligations of the Company and the Subsidiaries; provided that cash contributed by the Members as Capital Contributions shall not be included in the calculation of “Net Cash Flow”; provided, that the Administrative Member shall cooperate with Investor in its review and evaluation of any such determination of Net Cash Flow, and shall provide, or cause to be provided, to Investor and its Representatives such supporting documentation as may be reasonably requested by Investor in connection therewith, and in the event Investor does not agree with any such determination of Net Cash Flow, Administrative Member shall consider any potential adjustments proposed by Investor with respect to such determination of Net Cash Flow, and make any corresponding changes to such determination of Net Cash Flow that Administrative Member reasonably deems appropriate based on Investor’s proposed adjustments, and to the extent Administrative Member makes any such changes that would have that effect of increasing or decreasing Net Cash Flow, Administrative Member will make appropriate adjustments to the amounts to be distributed to the Members in the next distribution made to the Members pursuant to Section 10.6(a).
“Non-Contributing Member” has the meaning set forth in Section 9.4(a).
“Non-Defaulting Member” means any Member with respect to which a Bad Act Termination Event is not then continuing.
“Non-Discretionary Expenses” means taxes, insurance premiums under policies obtained in accordance with this Agreement, utilities, hedging costs, servicing fees and any amounts due and payable pursuant to contracts or other agreements entered into by the Company or the Subsidiaries in accordance with this Agreement.
“Nonrecourse Deductions” has the meaning set forth in sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.
“Nonrecourse Liability” has the meaning set forth in section 1.704-2(b)(3) of the Regulations.
“Obligations” means the indebtedness, liabilities and obligations of the Company and/or the Subsidiaries to Persons other than Members under or in connection with this Agreement, the Basic Documents or any other document entered into in accordance with this Agreement (including, without limitation, any financing documents) and in effect as of any date of determination.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“OFAC List” is any list of Persons with whom or which transactions or dealings are prohibited or restricted that is administered or maintained by OFAC or the U.S. State Department, including the List of Specially Designated Nationals and Blocked Persons.
“Organizational Expenses” means fees, costs and expenses (including, without limitation, fees and disbursements of attorneys (including tax and regulatory counsel) and other professionals) in connection with the organization or formation of the Company and its Subsidiaries, including, without limitation, fees and disbursements of attorneys and other professionals incurred by the Company and each

Member in connection with preparing, negotiating and executing this Agreement and the Figure Connect Documents as of the Side Letter Effective Date.
“Original LLC Agreement” has the meaning set forth in the recitals hereto.
“Other Termination Event” means (a) any Adverse Regulatory Event, (b) any Tax Event, (c) the occurrence of any other event which has a Material Adverse Effect on the Company or any of its Subsidiaries, which effect, in the case of clauses (b) or (c), is continuing for forty-five (45) days following the earlier of (i) receipt of written notice from a Member of the occurrence of such event or (ii) the actual knowledge of any Manager appointed by such Member or the general counsel of such Member or the parent company of such Member (which for purposes of Figure shall mean Figure Corp.), of the occurrence of such event, or (d) the issuance of a going concern opinion by a nationally recognized accounting firm with respect to a Member or any Affiliate thereof that is a party to a Basic Document.
“Partner” has the meaning set forth in Section 11.1.
“Partner Nonrecourse Debt” has the meaning set forth in section 1.704-2(b)(4) of the Regulations.
“Partner Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with section 1.704-2(i)(3) of the Regulations.
“Partner Nonrecourse Deductions” has the meaning set forth in sections 1.704-2(i)(1) and 1.704- 2(i)(2) of the Regulations.
“Partnership” has the meaning set forth in Section 11.1.
“Partnership Minimum Gain” has the meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
“Partnership Representative” has the meaning set forth in Section 11.2(a).
“Partnership Tax Audit Rules” has the meaning set forth in Section 11.2(b).
“Percentage Interest” means, with respect to each Member, as of any date of determination, the ratio (reflected as a percentage) of (a) such Member’s aggregate Unreturned Capital Contributions (for the avoidance of doubt, other than Unreturned Superpriority Contributions) divided by (b) the aggregate Unreturned Capital Contributions (for the avoidance of doubt, other than Unreturned Superpriority Contributions) made by all Members.
“Permitted Transfer” has the meaning set forth in Section 12.2(a).
“Person” means a natural person, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.
“Pre-Existing Obligations” has the meaning set forth in Section 4.2(a)(i).

“Pre-Defaulting Member” a Member that would be a Defaulting Member, if any event has occurred and is continuing which, with the giving of notice or lapse of time or both, would constitute a Bad Act Termination Event with respect to such Member.
“Preferred Hurdle Rate” means [***].
“Preferred Return” means, with respect to each Member, an amount equal to the product of (a) the Preferred Hurdle Rate (determined on the basis of 360 days), cumulative and compounded monthly, multiplied by (b) the amount of such Member’s Unreturned Capital Contributions. The Preferred Return in respect of any Unreturned Capital Contributions shall begin to accrue (cumulative and compounded monthly to the extent not paid) as of the date such Capital Contribution is made and shall cease to accrue as of the date the related Unreturned Capital Contributions are distributed to such Member pursuant to Section 10.6(a)(iv).
“Proceeding” means any administrative, judicial or other adversary proceeding, including litigation, arbitration, administrative adjudication, mediation and appeal or review of any of the foregoing.
“Profits” and “Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:
(a)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;
(b)    Any expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as section 705(a)(2)(B) of the Code expenditures pursuant to section 1.704-1(b)(2)(iv)(i) of the Regulations (other than expenses in respect of which an election is properly made under section 709(b) of the Code), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;
(c)    In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss, as applicable, from the disposition of such Company asset for purposes of computing Profits or Losses;
(d)    Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company asset disposed of, notwithstanding that the adjusted tax basis of such Company asset may differ from its Gross Asset Value;
(e)    In accordance with section 1.704-1(b)(2)(iv)(g)(3) of the Regulations, depreciation with respect to any Company asset shall be computed by reference to the adjusted Gross Asset Value of such asset, notwithstanding that the adjusted tax basis of such Company asset differs from its Gross Asset Value;
(f)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to section 734(b) of the Code is required, pursuant to section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain

(if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
(g)    Notwithstanding any other provisions of this definition, any item which is specially allocated pursuant to Sections 10.2 or 10.3 shall not be taken into account in computing Profits or Losses.
The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 10.2 or 10.3 shall be determined by applying rules analogous to those set forth in paragraphs (a) through (e) above.
“Prohibited Person” means a Person with whom or which transactions or dealings are prohibited under Sanctions or AML Laws by virtue of being (a) named on any OFAC List; (b) a Governmental Entity of, or otherwise a representative, political subdivision, agency or instrumentality of, the government of any country or territory that itself is the target of Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, each, a “Sanctioned Territory”) or other government that is subject to asset blocking sanctions (currently Venezuela); or (c) located in, organized under the laws of, or residing in a Sanctioned Territory; (d) 50% or more owned or Controlled by any of the foregoing; or (e) otherwise a Person with whom transactions or dealings are prohibited under Sanctions or AML Laws.
“Proposed Value” means [***].
“Purchaser” has the meaning set forth in the Side Letter.
“Qualified Appraiser” means Houlihan Lokey, Kroll, or such other nationally recognized appraisal firm with no less than ten (10) years of experience appraising assets similar to the Company Assets.
“Reasonable Efforts To Resolve” means the use of good faith commercially reasonable efforts by the Members or Managers, as applicable, to resolve a deadlock over a Material Decision or a Fundamental Decision, as the case may be, for a period of no less than thirty (30) days, or such other number of days as may be agreed to by the Members or Managers, as applicable. “Reasonable Efforts To Resolve” shall in all cases require the escalation of the disagreement to delegates of such Member or the Member that appointed such Managers (or their applicable parent Affiliates), as applicable, who shall meet in good faith to attempt to resolve the applicable deadlock during such thirty (30) day (or other day as may be agreed to by the Members or Managers, as applicable) period.
“Register” has the meaning set forth in Section 12.4(a).
“Regulations” shall mean the final and temporary federal income tax regulations promulgated by the United States Treasury Department under the Code as such Regulations may be amended from time to time, or if no final or temporary regulations with respect to a tax issue are then in effect, any relevant proposed regulations then in effect if reasonably determined by the Manager. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provision of succeeding Regulations.
“Regulatory Allocations” has the meaning set forth in Section 10.3.
“Reimbursable Expenses” has the meaning set forth in Section 8.10.

“REIT” means a “real estate investment trust” for U.S. federal income tax purposes.
“Related Parties” means, with respect to each Member, each of such Member’s Affiliates (including, for the avoidance of doubt, any Affiliate Service Providers related to such Member), the directors, officers, partners, shareholders, members, managers and employees of such Member or its Affiliates, and the Managers appointed by such Member. For the avoidance of doubt, Sixth Street Persons are Related Parties of Investor and Figure Persons are Related Parties of Figure.
“Representatives” has the meaning set forth in Section 14.13(a).
“Restricted Assets” has the meaning set forth in the definition of “Competitor”.
“Restricted Period” has the meaning set forth in Section 7.4(f).
“Restricted Transaction Structure” has the meaning set forth in Section 7.4(f).
“Retained Assets” means Company Assets which the Company or the Subsidiaries are then obligated to retain under applicable laws and regulations, such as risk retention interests in any securitizations.
“Reviewed Tax Return” has the meaning set forth in Section 5.4(b).
“ROFO Acceptance Notice” has the meaning set forth in Section 4.3(c).
“ROFO” has the meaning set forth in Section 4.3(c).
“ROFO Notice” has the meaning set forth in Section 4.3(c).
“ROFO Response Notice” has the meaning set forth in Section 4.3(c).
“ROFO Waiver” has the meaning set forth in Section 4.3(a).
“Run-Off Commencement Date” means, subject to the final sentence of the definition of Run-Off Commencement Notice, the earliest to occur of:
(a)    at any time on or after the expiration of the Commitment Period, the date determined by any Member by delivering no less than ten (10) days’ prior written notice thereof to such other Member;
(b)    upon the occurrence and during the continuance of a Bad Act Termination Event with respect to a Member, the date determined by any Member who is not then a Defaulting Member by delivering no less than ten (10) days’ prior written notice thereof to the Defaulting Member;
(c)    upon the occurrence and during the continuance of an Other Termination Event, the date determined by any Member by delivering no less than ten (10) days’ prior written notice thereof to such other Member;
(d)    upon the occurrence and during the continuance of a Deadlock, the date determined by any Member who is not then a Defaulting Member by delivering no less than ten (10) days’ prior written notice thereof to such other Member;

(e)    [***].
“Run-Off Commencement Notice” means a notice given by either Figure or Investor in accordance with the definition of “Run-Off Commencement Date” setting forth the Run-Off Commencement Date. Notwithstanding anything to the contrary herein, a Member that is a Defaulting Member shall only be permitted to deliver a Run-Off Commencement Notice (i) following the expiration of the Cooling Off Period, and (ii) only then if the other Member has not previously delivered a Run-Off Commencement Notice or exercised such Member’s right to cause a Bad Act Event Termination Buyout.
“Sanctioned Territory” has the meaning set forth in the definition of “Prohibited Person”.
“Sanctions” has the meaning set forth in Section 7.3(c).
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” means Figure Lending LLC, or its successors or permitted assigns, in its capacity as Seller under the Figure Connect Documents (including each Transaction Terms Agreement).
“Selling Member” has the meaning set forth in Section 4.3(c).
“Servicer” means Figure Lending LLC, or its successors or permitted assigns, in its capacity as Servicer under the Servicing Agreement.
“Services” has the meaning set forth in Section 8.1(a).
“Servicing Agreement” means the Servicing Agreement, dated as of the Side Letter Effective Date, between the Company and Servicer, as amended, supplemented or otherwise modified from time to time, including by the Side Letter.
“Side Letter” means the Letter Agreement, dated as of the Side Letter Effective Date, among the Purchaser (as defined therein), Servicer and Seller, as amended, supplemented or otherwise modified from time to time.
“Side Letter Effective Date” means the date of the execution and delivery of the Side Letter by the parties thereto.
“Similar Law” has the meaning set forth in Section 7.3(e).
“Sixth Street Competitor” means any of [***].
“Sixth Street Persons” has the meaning set forth in Section 7.4(d).

“SSP” has the meaning set forth in Section 7.4(d).
“SSP Funds” has the meaning set forth in Section 7.4(d).
“SSP Manager” has the meaning set forth in Section 8.1(b).
“SSP SMAs” has the meaning set forth in Section 7.4(d).
[***]
[***]
“Subject Assets” has the meaning set forth in Section 4.3(d).
“Subsidiary” means any wholly-owned (other than preferred shares necessary to satisfy REIT requirements) direct or indirect entity owned by the Company. For purposes of this Agreement, any securitization trust co-sponsored by the Company or any of its Subsidiaries shall be deemed to constitute a Subsidiary hereunder.
“Substitute Member” has the meaning set forth in Section 12.3(a).
“Superpriority Contribution” has the meaning set forth in Section 9.4(b).
“Superpriority Return” means, with respect to any Member who has made any Superpriority Contributions, an amount equal to the product of (a) [***] per annum (determined on the basis of 360 days), cumulative and compounded quarterly, multiplied by (b) the amount of such Member’s Unreturned Superpriority Contributions. The Superiority Return in respect of any Superpriority Contribution shall begin to accrue as of the date such Superpriority Contribution is made and shall cease to accrue (cumulative and compounded to the extent not paid) as of the date the related Unreturned Superpriority Contributions are distributed to such Member pursuant to Section 10.6(a)(i).
“Supplemental Capital Call Notice” has the meaning set forth in Section 9.3(a).
“Supplemental Funding” has the meaning set forth in Section 9.4(a).
“Supplemental Side Letter” means that certain side letter dated no later than the Side Letter Effective Date, to be entered into by and between the Company and the Figure Person named therein, as amended, supplemented or otherwise modified from time to time.
“Tax Efficient Securitization Structure” means a structure that can be used to finance or dispose of Company Assets in a manner in which: (i) the Company is not required, directly or indirectly, to hold a REMIC residual interest (as defined in Section 860G(a)(2) of the Code) other than prior to a disposition that is contemporaneous with its issuance, and (ii) the Company’s income from retained interests in the securitization (other than excess inclusion income with respect to REMIC residual interests or REIT dividends of comparable amounts from taxable mortgage pools) will not be subject to U.S. withholding tax in the hands of foreign investors in the Company or unrelated taxable income tax in the hands of tax-exempt investors in the Company (after taking account of the potential use, if necessary or helpful, of commonly used alternative investment vehicles and blocker companies typically used in the investment funds market). For the avoidance of doubt a securitization will not fail to be created though a Tax Efficient Securitization Structure solely on account of x) the Company being required, directly or indirectly, to hold a REMIC residual interest (as defined in Section 860G(a)(2) of the Code) in a securitization with respect to which it is treated as a sponsor for federal income tax purposes (or is an affiliate of a sponsor) and such REMIC residual interest represents the obligation to make funding draws on HELOCs, so long as there is no expectation of a material amount of associated phantom income or (y) there being original issue discount or other non-cash taxable income that accrues on any security or derivative financial product that is a component of any security the Company (or an affiliate) receives or retains in the securitization transaction.
“Tax Event” means a change in applicable tax law, tax regulation, or other tax related administrative guidance from a Governmental Entity, after the date of this Agreement (x) as a result of which the Company is unable to implement and maintain a Tax Efficient Securitization Structure with respect to the Company Assets acquired by the Company or any of its Subsidiaries in accordance with this Agreement or (y) that has, or would reasonably be expected to have, a material and adverse effect on any Member, any of its Affiliates or any of its direct or indirect owners as a whole related to the tax treatment of the Company or such Member’s Membership Interest.
“TBA” means a “To Be Announced” contract to buy or sell mortgage-backed securities at a specific date in the future.
“Transaction Terms Agreements” means each Transaction Terms Agreement between the Seller and Purchaser, substantially in the form of Exhibit C to the Common Marketplace Terms.
“Transfer” has the meaning set forth in Section 12.2(a).
“Transferee” has the meaning set forth in Section 12.2(b).
“Transferor” has the meaning set forth in Section 12.2(b).
“Trust” means each Delaware statutory trust formed as a special-purpose entity by the Company or any Subsidiary in connection with a securitization transaction in accordance with this Agreement.
“Trust Agreement” means the governing trust agreement for each Trust to be dated on or about the closing date of the related securitization transaction.
“UK Securitization Framework” means the framework comprising (a) the Securitisation Regulations 2024, (b) the securitisation sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority of the United Kingdom, (c) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England and (d) relevant provisions of the Financial Services and Markets Act 2000, each as further amended, supplemented or replaced.
“Unencumbered Assets” means Company Assets other than Retained Assets.
“Unindemnifiable Acts” means with respect to any Person, (a) the fraud, willful misconduct or gross negligence by such Person in connection with this Agreement, the Basic Documents or any transaction contemplated hereunder or thereunder, or otherwise in connection with the Company or any of its Subsidiaries, in each case, other than an Excusable Employee Misconduct, (b) bad faith (i.e., intentional dishonest conduct meant to disadvantage another Person) of such Person, and (c) any material breach of this Agreement by such Person (other than a breach occurring as a result of the simple negligence of such Person).
“Unreturned Capital Contributions” means, with respect to each Member, as of the date of determination, the excess, if any, of (a) such Member’s aggregate Capital Contributions (other than

Superpriority Contributions), over (b) the cumulative Distributions to such Member as a return of Unreturned Capital Contributions pursuant to Section 10.6(a)(iv).
“Unreturned Preferred Return” means, with respect to each Member, as of the date of determination, the amount, if any, equal to (a) the aggregate Preferred Return accrued on the Unreturned Capital Contribution made by such Member as of such time, reduced by (b) the aggregate amount of Distributions made by the Company in respect of such Preferred Return pursuant to Section 10.6(a)(iii) (including after the application of Section 13.3(c) to the extent, without duplication, that a Distribution is made under Section 10.6(a) by application of Section 13.3(c)), as applicable, as of such time.
“Unreturned Superpriority Contributions” means, with respect to each Member who has made any Superpriority Contributions, as of the date of determination, the excess, if any, of (a) such Member’s aggregate Superpriority Contributions, over (b) the cumulative Distributions to such Member as a return of Unreturned Superpriority Contributions pursuant to Section 10.6(a)(ii).
“Unreturned Superpriority Return” means, with respect to any Member who has made any Superpriority Contributions, as of the date of determination, the amount, if any, equal to (a) the aggregate Superpriority Return on the Unreturned Superpriority Contributions made by such Member as of such time, reduced by (b) the aggregate amount of Distributions made by the Company in respect of such Superpriority Return pursuant to Section 10.6(a)(i), as of such time.
“U.S. Risk Retention Rules” means the risk retention requirements of Regulation RR promulgated under the Exchange Act (17 C.F.R. Part 246.1, et. seq.).
ARTICLE II
FORMATION
2.1    Organization.
The Company was formed by the filing of the Certificate of Formation as a Delaware limited liability company pursuant to the provisions of the Act and all actions taken by the person who executed and filed the Certificate of Formation are hereby adopted and ratified. Subject the provisions of this Agreement, including Article VIII, the Administrative Member is hereby authorized and directed to file and record any necessary amendments to the Certificate of Formation and such other documents as may be reasonably required or appropriate under the Act or the laws of any other jurisdiction in which the Company may conduct business or own property.
2.2    Agreement.
For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, and as it may from time to time be amended, restated, modified, or supplemented in accordance with the terms of this Agreement.
2.3    Name.
The name of the Company is Fig Six Mortgage LLC, and all business of the Company shall be conducted under that name or under any other name determined by the Board but, in any case, only to the extent permitted by applicable law.

2.4    Term.
The term of the Company shall commence on the Effective Date and shall be perpetual unless sooner terminated as provided herein. The existence of the Company as a separate legal entity will continue until the cancellation of the Certificate of Formation as provided in the Act in accordance with the terms of this Agreement.
2.5    Registered Agent and Office.
The registered agent for the service of process and the registered office shall be Capitol Services, Inc. at 108 Lakeland Avenue, City of Dover, County of Ken, Delaware 19901. The Board may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of the State of Delaware. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Board shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.
2.6    Principal Office.
The Principal Office of the Company shall be located at 5 Bryant Park 34th Floor, New York, New York 10018. The Board may change the location of the Company’s Principal Office.
ARTICLE III
PURPOSE; NATURE OF BUSINESS
3.1    Purpose.
The Company is organized for the purpose of, directly or indirectly, through one or more Subsidiaries, engaging in the business of acquiring, managing, maintaining, hedging, financing, warehousing, pledging, securitizing, selling and disposing of HELOCs and other Assets approved by the Members as a Material Decision or Fundamental Decision, as applicable, and any and all actions, proceedings, activities and transactions necessary or convenient in connection therewith (the “Investment Business”) pursuant and subject to this Agreement. The Company may act on its own behalf and may contract with third party vendors in connection therewith. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Section 3.1 and as contemplated by the Basic Documents, subject to the provisions of this Agreement. The authority granted to the Board hereunder to bind the Company shall be limited to the extent expressly set forth in this Agreement.
3.2    Separateness Covenants.
(a)    Unless otherwise agreed to by the Members, the Company shall engage only in the Investment Business.
(b)    Subject the provisions of Article VIII, the Board shall cause the Company to do or cause to be done all things commercially reasonably necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. Subject the provisions of Article VIII, the Board also shall cause the Company to:
(i)    maintain its own separate books and records and bank accounts separate from those of the Members;

(ii)    at all times hold itself out to the public and all other Persons as a legal entity separate from the Members and any other Person;
(iii)    file its own tax returns, if any, as may be required under applicable law, and pay any taxes so required to be paid under applicable law;
(iv)    conduct its business in its own name and comply in all material respects with organizational formalities to maintain its separate existence;
(v)    not hold out its credit or assets as being available to satisfy the obligations of others or pledge its assets for the benefit of any other Person; and
(vi)    allocate fairly and reasonably and pay from the Company’s own funds the cost of any (1) overhead expenses shared with any Member or any of its Affiliates in connection with any services that it provides to the Company or the Board, and (2) any services (including legal and accounting services) that are provided jointly to the Company and to any Member or its Affiliates.
The failure of the Company, or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members.
3.3    Subsidiaries.
The Board may cause the Company to form one or more Subsidiaries, to own all or any part of the Assets or otherwise in furtherance of the Investment Business. In such case, it is expressly understood that the Company shall conduct its business through each Subsidiary, and it is the intent of the Members that the organizational documents relating to the formationof each Subsidiary shall be interpreted together with the provisions of this Agreement to have substantially the same effect to the Members (aside from legal, tax, regulatory and other considerations and consequences, if applicable, relevant to the formation of such Subsidiary) as would be the case if all business of the Subsidiary were conducted by the Company pursuant to the terms of this Agreement, but taking into account the rights and obligations of members or partners of the Subsidiaries, if any, and the requirements of any applicable laws, including, without limitation, tax laws.
ARTICLE IV
MEMBERS
4.1    Members.
(a)    Effective as of the Effective Date, the Members of the Company shall be the Figure Member and the Investor Member. The names and addresses and Percentage Interests of the Members as of the Effective Date are set forth on Exhibit A. The Capital Contributions (with and without Superpriority Contributions), Member Default Loans and Superpriority Contributions made by each Member shall be maintained in the Company’s books and records. Administrative Member shall update Exhibit A from time to time as necessary to accurately reflect the information therein. Any update to Exhibit A made in accordance with this Agreement shall not be deemed an amendment or modification to this Agreement or require the consent or approval of any Member. Any reference in this Agreement to Exhibit A shall be deemed to be a reference to Exhibit A as amended and in effect from time to time. Except as otherwise expressly permitted by this Agreement, no other Person shall be admitted as a member of the Company, and no additional Membership Interest shall be issued, without the approval of the Members in accordance with this Agreement. Except as expressly set forth in this Agreement, the Members, and the respective Managers appointed by such Members, and the Administrative Member shall have no duties (fiduciary, duty of loyalty, duty of care or otherwise) whatsoever toward one another, their respective Affiliates, or the Company.
(b)    Except as otherwise expressly provided in the Act and except for the indemnification obligations under Section 8.6(e), the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Except as otherwise expressly provided in the Act and except for the indemnification obligations under Section 8.6(e), the liability of each Member shall be limited to (i) the amount of Capital Contributions required to be made by such Member in accordance with this Agreement and (ii) such Member’s Membership Interests in the Company.
4.2    Bad Act Termination Events.
(a)    Notwithstanding anything to the contrary in this Agreement, any Figure Connect Document, or any other Basic Document, upon the occurrence and during the continuance of a Bad Act Termination Event with respect to any Member, a Non-Defaulting Member (in its sole discretion) may elect, by delivering written notice (the “Bad Act Termination Event Notice”) to the Company and each other Member, to take, or cause the Company and its Subsidiaries to take, as applicable, any or all of the following actions (each a “Bad Act Termination Event Remedy”), without the consent or approval of the Company, the Board, any Manager, or any other Member, and without penalty owed to any Member under this Agreement, the Figure Connect Documents, any other Basic Document or otherwise, in each case, as may be expressly provided hereunder or thereunder:
(i)    to elect that the Members cease making further Additional Capital Contributions (whether with respect to a Capital Call or otherwise) or to otherwise provide any additional funding or investment in the Company or any of its Subsidiaries, in each case, for the purpose of acquiring new Assets (but the Members shall continue to be obligated to make Additional Capital Contributions up to its Capital Contribution Cap to fund Company obligations to purchase Assets (including new Assets) pursuant to the terms of then existing agreements and contracts (including any Call Options exercised in the future pursuant to the terms of such agreements or contracts)), including by way of example only, (A) purchasing new HELOCs during prefunding periods for any Committed ABS sponsored by the Company or its Subsidiaries, (B) satisfying the Company’s and the Subsidiaries’ obligations under any outstanding TBA transactions, (C) repurchasing Assets as required by any securitization related documents to which the Company or any Subsidiary is a party, and (D) satisfying the Company’s and Subsidiaries’ indemnification obligations under any outstanding securitization transactions, (E) satisfying the Company’s obligations as a risk retention sponsor under any outstanding securitization transaction, and (F) funding Call Option Payments if the Call Option is exercised in the future) (collectively, “Pre-Existing Obligations”);
(ii)    to not purchase, acquire or invest in any HELOCs or other Assets under the Figure Connect Documents or any other Basic Document (but the Members shall continue to be obligated to make Additional Capital Contributions to fund Pre-Existing Obligations);
(iii)    if Figure is the Defaulting Member, to remove Figure as Administrative Member and replace the same with any Person selected by Investor (which need not be a Member of the Company with an economic interest in the Company); provided, that in such case, Figure shall have the right to terminate, or cause to be terminated, the commitment to offer Assets to the Company set forth in the Side Letter, except as may be required to satisfy the Company’s or any of its Subsidiaries’ obligations under any Committed ABS or any other then existing Basic Securitization Document;

(iv)    if Figure is the Defaulting Member, to exercise the [***] pursuant to and in accordance with the Supplemental Side Letter;
(v)    if Figure is the Defaulting Member, to terminate any Basic Document to which a Figure Person is a party (including the Side Letter); provided, that in the event the commitment to offer Assets to the Company set forth in the Side Letter is terminated (except as may be required to satisfy the Company’s or any of its Subsidiaries’ obligations under any Committed ABS or any other then existing Basic Securitization Document) the Figure Member shall have the right to resign, as Administrative Member of the Company, effective as of the date Investor has appointed a replacement Administrative Member; provided, that Investor shall use its reasonable best efforts to appoint and identify a suitable replacement for the Administrative Member as promptly as practicable following receipt of written notice from Figure of its intent to resign as Administrative Member in accordance with this clause (v) and in any event within one hundred twenty (120) days (and if a replacement Administrative Member has not been appointed within such one hundred twenty (120) day period, then the Figure Member shall have the right (but not the obligation) to deem its resignation to nonetheless be effective as of such one hundred twentieth (120th) day);
(vi)    to either, as such Non-Defaulting Member may elect in its sole discretion, (x) purchase (either directly or through a designee), or cause the Company to redeem, all but not less than all, of the Membership Interests held by the Defaulting Member and any of its Affiliates (a “Bad Act Termination Event Membership Interest Buyout”) or (y) purchase (either directly or through a designee) all of the Company Assets from the Company (a “Bad Act Termination Event Asset Buyout”), in each case, subject to and in accordance with Section 4.2(b); or
(vii)    to give a Run-Off Commencement Notice.
(b)    Bad Act Termination Event Buyout.
(i)    If a Non-Defaulting Member elects to cause a Bad Act Termination Event Buyout pursuant to a Bad Act Termination Event Notice delivered by the Non-Defaulting Member, the closing of the Bad Act Termination Event Buyout shall occur as promptly as reasonably practicable, and in any event, no later than thirty (30) days after the final determination of the Buyout Price (as defined below) pursuant to this Section 4.2(b), subject to extension, not to exceed an additional sixty (60) days to the extent reasonably necessary to obtain required Governmental Entity approvals or clearances or required lender consents (the “Buyout Closing Date”). If any full recourse guaranties have been provided by any Defaulting Member or its Affiliates in connection with any warehousing facilities, financings or securitizations for the benefit of the Company or any of the Subsidiaries, it shall be a condition precedent that the Members and the Company obtain the release of any such Defaulting Member or its Affiliates from any such guaranties simultaneously with the closing of the Bad Act Termination Event Buyout.
(ii)    The aggregate cash consideration payable in connection with a Bad Act Termination Event Buyout or in connection with a ROFO or a Company Offer (in each case, the “Buyout Price”) (x) [***] and the proceeds thereof were distributed to the Members in accordance with Section 10.6(a) (including clauses (iv) and (v) thereof) or (y) to the Company in respect of a purchase all of the Company Assets shall be the Proposed Value, in each case, subject to the adjustments set forth below. The Buyout Price payable in connection with a Bad Act Termination Event Buyout shall be determined in accordance with this Section 4.2(b). For a period of at least fifteen (15) days after the delivery of such Bad Act Termination Event Notice, the Members shall negotiate in good faith to mutually agree on the Buyout Price. If the Members are not able to mutually agree on the Buyout Price after negotiating in good faith for such fifteen (15) day period, each Member shall, within fifteen (15) days thereafter, appoint a Qualified Appraiser. If either Member fails to appoint a Qualified Appraiser within such fifteen (15) day period, the Buyout Price determined by the sole Qualified Appraiser timely appointed by the appointing Member shall be binding upon the Members. In addition, Figure shall have the right to elect to have a third Qualified Appraiser appointed in which case the two Qualified Appraisers initially appointed by the Members shall, within fifteen (15) days of their appointment, collectively select a third Qualified Appraiser. Each Member shall be responsible for the cost of its own Qualified Appraiser; provided, that Figure shall be responsible for the cost of any third Qualified Appraiser. The Members shall instruct the Qualified Appraisers to promptly (but no later than thirty (30) days after the appointment of the final Qualified Appraiser) complete the appraisal and valuation of the Company Assets and determination of the Proposed Value. [***] Notwithstanding anything to the contrary, if a Non-Defaulting Member elects to exercise a Bad Act Termination Event Buyout but the closing thereof fails to occur for any reason (except for any reason solely or primarily attributable to the action or inaction of the Defaulting Member) by the scheduled Buyout Closing Date, then the Defaulting Member shall thereafter have the right to market and sell its Membership Interest at any price to a third party that is not a Sixth Street Competitor (if the Defaulting Member is any Member other than Investor) or Competitor (if the Defaulting Member is a Member other than Figure); provided, that, the Non-Defaulting Member may in its sole discretion waive any condition to such Non-Defaulting Member’s obligation to close other than the payment of the Buyout Price and the release of any full recourse guarantees.
(c)    Effect of Redemption Pursuant to Bad Act Termination Event Buyout. Effective immediately upon the redemption of any Membership Interests of any Defaulting Member pursuant to a Bad Act Termination Event Buyout, without any further action on the part of the Company, or any other Member, such Membership Interests so redeemed shall be automatically and immediately terminated, such redeemed Member shall immediately and automatically cease to be a Member, and any rights, benefits, or privileges of such redeemed Member under this Agreement shall immediately and automatically terminate and cease to exist.
(d)    Sale of Membership Interest. The purchase of the Membership Interests of any Member by another Member or its designee pursuant to a Bad Act Termination Event Membership Interest Buyout or in connection with a ROFO with respect to a Member’s Membership Interest shall be on terms customary for similar transactions among members of a joint venture as the parties shall negotiate in good faith and for the payment of the applicable Buyout Price in cash, and with no representations or warranties by the Member selling its Membership Interest; provided, however, that the selling Member shall warrant and represent that it is the sole owner of its Membership Interest and holds the same free and clear of any liens or other encumbrances (other than such liens and encumbrances which are not prohibited by the terms of this Agreement and/or which will be terminated, released or otherwise removed on or prior to the Buyout Closing Date), and (ii) such purchase has been authorized by all requisite action on the part of the selling Member and any applicable Affiliates and it has the right and power to sell, exchange, transfer, assign or otherwise dispose of the selling Member’s Membership Interest.
(e)    Sale of Company Assets. The purchase of the Company Assets by another Member or its designee pursuant to a Bad Act Termination Event Asset Buyout or in connection with a Company Offer or ROFO with respect to the Company Assets shall be on terms customary for similar transactions among members of a joint venture as the parties shall negotiate in good faith and for the payment of the applicable Buyout Price in cash, and with no representations or warranties by the Company or any other Member; provided, however, the Company shall warrant and represent that such sale has been authorized by all requisite action on the part of the Company and shall provide back-to-back representations and warranties with respect to the Company Assets purchased by the Company or any Subsidiary pursuant to the Common Marketplace Terms to the same extent of any representations and warranties provided by the applicable Figure Person pursuant to the Common Marketplace Terms.
(f)    Notification. Each Member shall notify the Company in writing, no later than five (5) Business Days, upon obtaining actual knowledge of (i) the occurrence of a Bad Act Termination Event with respect to such Member, (ii) such Member becoming a Pre-Defaulting Member, (iii) the occurrence of any Other Termination Event, or (iv) any material breach by such Member of any of its representations, warranties and covenants in this Agreement; provided, that for purposes of this Section 4.2(f), a Member shall be deemed to have obtained actual knowledge of the matters set forth in clauses (i) through (iv) only when any Manager appointed by such Member obtaining actual knowledge of the same.
4.3    Run-Off Period.
(a)    Beginning on the Run-Off Commencement Date, the obligations of the Company and its Subsidiaries to purchase or acquire any new HELOCs or other Assets under the Figure Connect Documents shall cease and the Company and its Subsidiaries shall cease acquiring or purchasing any such HELOCs or other Assets (provided, however, that, notwithstanding the foregoing, the Company and the Subsidiaries shall continue to perform any then outstanding obligations of the Company and the Subsidiaries (including, without limitation, the Pre-Existing Obligations)). Subject to the remainder of this Section 4.3, Administrative Member shall cause the Company and its Subsidiaries to use reasonable efforts to promptly in accordance with the determination of the Board, sell or dispose of all of the Company Assets held by the Company and its Subsidiaries or engage in any other liquidation transactions with respect to such Company Assets (it being understood that any such sales or disposals of Company Assets may be in tranches for all or a portion of the Company Assets and, notwithstanding anything to the contrary set forth herein or otherwise, the sale of any Retained Assets may only be undertaken to the extent permitted by applicable laws and regulations and securitization documents, and distribute the net cash proceeds from any such sales, dispositions, or other liquidation transactions of Company Assets (after payment of applicable expenses and providing for reserves agreed upon by the Members pursuant to Section 8.3(a)(xxx)) to the Members in accordance with Section 10.6(a) and Administrative Member and the Board shall in good faith seek to maximize the value to be received by the Members in any such transaction or transactions, including taking into account the potential tax exposure to a REIT from such transactions (including the tax implications of a sale through a taxable REIT subsidiary); provided, that prior to marketing all or any of the Company Assets for sale or other disposition, (i) Figure shall provide (acting on behalf of the Company in the case of a ROFO Notice for Company Assets), a ROFO Notice to Investor and either (x) Investor shall have declined or deemed to have declined to provide a ROFO Response Notice, pursuant to Section 4.3(c), or (y) Figure shall have declined or deemed to have declined to provide a ROFO Acceptance Notice pursuant to Section 4.3(c) (the occurrence of any of the foregoing in this clause (i), a “ROFO Waiver”) and (ii) Figure and the Company shall have complied with the provisions of Section 4.3(d).
(b)    Notwithstanding anything to the contrary contained in this Agreement, at any time on or after the Run-Off Commencement Date, either Member, shall have the right (but not the obligation) to Transfer their respective Membership Interests (in whole but not in part) to any Person, without the approval or consent of any other Member, the Company, the Board, or any Manager, but otherwise in accordance with the requirements of Article XII and subject to a ROFO with respect to such Member’s Membership Interest, which shall be exercised in accordance with Section 4.3(c).
(c)    With respect to any ROFO undertaken pursuant to Section 4.3(b) or the final proviso of the final sentence of Section 4.3(a), the Member that desires to Transfer its Membership Interests (or in the case of any ROFO undertaken pursuant to Section 4.3(a), Figure, for itself or, in the case of a ROFO with respect to Company Assets, on behalf of the Company, as applicable), shall first offer such Member’s Membership Interests (or in the case of any ROFO undertaken pursuant to Section 4.3(a), Figure’s Membership Interest or all of the Company Assets, as applicable) to the other Member (the “Buying Member”) for purchase by providing written notice (the “ROFO Notice”; and such Member (including Figure in the case of any ROFO undertaken pursuant to Section 4.3(a), delivering the ROFO Notice), the “Selling Member”) to the Buying Member, and the Buying Member shall have the right to offer to purchase the Selling Member’s Membership Interests (or in the case of any ROFO undertaken pursuant to Section 4.3(a), all of Figure’s Membership Interest or all of the Company Assets), at the Buyout Price calculated based on a Proposed Value reasonably proposed by Buying Member (each, a “ROFO”). In order to exercise the ROFO, the Buying Member must, no later than thirty (30) days after its receipt of the ROFO Notice, provide written notice to the Selling Member (the “ROFO Response Notice”), stating that it desires to purchase the Selling Member’s Membership Interests (or in the case of any ROFO undertaken pursuant to Section 4.3(a), all of Figure’s Membership Interest or all of the Company Assets), which notice shall set forth the Proposed Value, as reasonably determined by Buying Member, of all of the Company Assets then owned by the Company and the Subsidiaries, and therefore the basis on which the Buyout Price payable to the Selling Member (or in the case of any ROFO undertaken pursuant to Section 4.3(a), to Figure or the Company, as applicable) would be calculated. In the event the Buying Member fails to deliver a ROFO Response Notice within thirty (30) days following its receipt of the ROFO Notice, the Buying Member shall be deemed to have waived its right to exercise the ROFO. The Selling Member (including on behalf of the Company in the case of any ROFO undertaken pursuant to Section 4.3(a)) shall have the right, exercisable by giving written notice to the Buying Member (the “ROFO Acceptance Notice”) within thirty (30) days after its receipt of the ROFO Response Notice, to elect to sell to the Buying Member or its designee the Selling Member’s Membership Interest (or in the case of any ROFO undertaken pursuant to Section 4.3(a), all of Figure’s Membership Interest or all of the Company Assets) at the Buyout Price calculated based on the Proposed Value set forth in the ROFO Response Notice, in which event the Members, and the Company, as applicable, shall consummate the closing of such sale at such Buyout Price as promptly as reasonably practicable, and in any event, within thirty (30) days after the Selling Member’s delivery of the ROFO Acceptance Notice (subject to extension for up to an additional sixty (60) days to the extent reasonably necessary to obtain required Governmental Entity approvals or clearances or required lender consents). If Selling Member fails to provide a ROFO Acceptance Notice within such thirty (30) days period, then the Selling Member shall be deemed to have elected not to accept the terms of the ROFO Response Notice. Except with respect to a sale of the Company Assets, at the closing of any sale to the Buying Member pursuant to a ROFO Acceptance Notice, the adjustments set forth in clauses (A) through (C) of Section 4.2(b)(ii) shall be made to the Proposed Value and the Buyout Price, as applicable, to arrive at the final Buyout Price payable to the Selling Member pursuant to this Section 4.3(c). If Buying Member does not timely elect to exercise such ROFO, or if the Selling Member rejects the ROFO Response Notice or declines to provide a ROFO Acceptance Notice, then the Selling Member shall have the right, but not the obligation, for a period of one hundred twenty (120) days thereafter, to sell all but not less than all of its Membership Interests or to cause the Company to sell all but not less than all of the Company Assets (it being understood that, notwithstanding anything to the contrary set forth herein or otherwise, the sale of any Retained Assets may only be undertaken to the extent permitted by applicable laws and regulations and securitization documents) to a third party at a price calculated based on a Proposed Value greater than one hundred percent (100%) of the Proposed Value set forth in any ROFO Response Notice given in accordance with this Section 4.3(c). If Selling Member (or in the case of Section 4.3(a), Figure) fails to sell (or cause to be sold) its Membership Interests (or in the case of Section 4.3(a), Figure’s Membership Interests or all of the Company Assets) within such one hundred and twenty (120) day period in accordance with the foregoing provisions, the Selling Member must once again provide a ROFO Notice to Buying Member before it elects to sell its Membership Interests pursuant to Section 4.3(b) or in the case of Section 4.3(a), before Figure elects to sell its Membership Interests or cause the Company to sell, all of the Company Assets. Notwithstanding anything to the contrary, if the Buying Member elects to exercise the ROFO, and the Selling Member elects to exercise its ROFO Acceptance, and the closing thereof fails to occur for any reason (except for any reason solely or primarily attributable to the action or inaction of the Selling Member), then the Selling Member shall thereafter have the right to market and sell its Membership Interest (or in the case of Section 4.3(a), Figure’s Membership Interest or the Company Assets) to a third party that is not a Sixth Street Competitor (if the Defaulting Member is any Member other than Investor) or Competitor (if the Defaulting Member is a Member other than Figure), at any price (including at a price calculated based on less than 100% of the Proposed Value set forth in the ROFO Notice); provided, that, the Buying Member may in its sole discretion waive any condition to such Buying Member’s obligation to close other than the payment of the purchase price and the release of any full recourse guarantees. If any full recourse guaranties have been provided by any Selling Member or its Affiliates in connection with any warehousing facilities, financings or securitizations for the benefit of the Company or any of the Subsidiaries, it shall be a condition precedent that the Members and the Company obtain the release of the Selling Member or its Affiliates from any such guaranties simultaneously with the closing of any ROFO.
(d)    If a ROFO Waiver occurs, prior to marketing less than all of the Company Assets (the “Subject Assets”) for sale to third parties (it being agreed that a sale of all of the Company Assets shall be governed by Sections 4.3(a) and (c)), Figure, acting on behalf of the Company, shall offer to sell such Company Assets to Investor (either directly or through its designee) in exchange for a purchase price equal to a proposed value for such Subject Assets as reasonably determined by Figure (a “Company Offer”). If Investor receives a Company Offer, Investor shall have the right to elect (by written notice delivered to the Company and Figure) to purchase such Subject Assets within thirty (30) days following receipt of such Company Offer; provided, that if Investor fails to provide written notice of such election within such thirty (30) day period, Investor shall be deemed to have elected not to accept the Company Offer. If Investor declines or is deemed to have declined to purchase the applicable Subject Assets pursuant to a Company Offer, Figure, acting on behalf of the Company, shall have the right but not the obligation, for a period of one hundred and twenty (120) days thereafter, to sell all but not less than all of the Subject Assets to a third party at a price greater than one hundred percent (100%) of the proposed value of the Subject Assets set forth in the Company Offer given in accordance with this Section 4.3(d) (it being understood that, notwithstanding anything to the contrary set forth herein or otherwise, the sale of any Retained Assets may only be undertaken to the extent permitted by applicable laws and regulations and securitization documents). If the Company fails to consummate a sale of the Subject Assets within such one hundred and twenty (120) day period in accordance with the foregoing provisions, Figure must once again provide a Company Offer to Investor with respect to such Subject Assets before the Company can sell the same. Notwithstanding the foregoing, if Investor elects to exercise its right to purchase any Subject Assets pursuant to a Company Offer but the closing thereof fails to occur for any reason (except for any reason solely or primarily attributable to the action or inaction of Figure), then Figure, acting on behalf of the Company, shall thereafter have the right to market and sell such Subject Assets to a third party that is not a Sixth Street Competitor at any price; provided, that, Investor may in its sole discretion waive any condition to Investor’s obligation to close other than the payment of the purchase price and the release of any full recourse guarantees.
(e)    Notwithstanding the foregoing, if not all of the Company Assets have been disposed within two (2) years after the Run-Off Commencement Date, either Member shall have the right to unilaterally cause the Company to sell the remaining Company Assets (excluding, however, any Retained Assets the sale of which is not permitted by applicable laws and regulations and securitization documents) in a dealer-auction participated in with a minimum of three (3) nationally recognized dealers; provided, that either Member shall have the right to participate in such dealer-auction as a bidder. Each Member shall, and shall cause its Affiliates (including in their capacity as the Seller and Servicer) to, cooperate with and provide assistance to the Company, its Subsidiaries, the Board, and each other Member in connection therewith, including executing and delivering documents, agreements, instruments, and certificates, providing information and reports and doing such other things, as may be reasonably requested by the Company, its Subsidiaries, the Board, and each other Member in connection with the transactions contemplated under this Section 4.3; provided, that the same does not increase the liabilities or obligations, or decrease the rights and benefits, of such Member by more than a de minimis extent.
ARTICLE VACCOUNTING AND RECORDS
5.1    Records to be Maintained.
Administrative Member shall maintain, or cause to be maintained:
(a)    A current list of the full name and last known business address of each Member, each Member’s Membership Interests, and each Member’s Capital Contributions (with and without Superiority Contributions);
(b)    A copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any such amendment has been executed; and
(c)    A copy of the Company’s federal, state and local income tax returns and reports.
5.2    Books and Records.
(a)    Administrative Member shall keep, or cause to be kept, complete and accurate financial books and records with respect to the Company and its Subsidiaries and each Member shall be entitled to access and review such books and records of the Company from time to time upon at least one Business Day prior written notice, to the extent such books and records are then available, as may be reasonably requested by a Member; provided that the Members do so during regular business hours at Administrative Member’s office or such other location as reasonably determined by the Members and Administrative Member. Notwithstanding the foregoing, the Company or the Board reserves the right to withhold any documents or information from a Member or any of its Affiliates (i) if the provision of such documents or information to such Member would result in a waiver of attorney-client privilege, work product protection or trade secret protection or other similar privilege or protection, or (ii) such document or information relates to any potential claim by or against the Company or its Subsidiaries, or any Member or any Affiliate of a Member made by or against such Member or its Affiliates. Except for the reports set forth in Section 5.3 or as otherwise required under this Agreement, any Basic Document to which a Figure Person is a party or under any other agreement or document entered into in connection with the transactions contemplated thereby, in no event shall the Company be required to prepare, produce, provide or deliver any documents or information to any Member that are not then available.
(b)    The books of the Company shall be kept on the accrual basis in accordance with GAAP. The Company also shall report its operations for tax purposes on the accrual method. The fiscal year and tax year of the Company shall end on December 31 of each year, unless a different tax year shall be required by the Code. If any Member elects to conduct an audit of the books and records of the Company and its Subsidiaries, Administrative Member shall cooperate in good faith with such Member, at such Member’s expense, to provide in a timely manner such information and documents as may be reasonably requested by such Member. All schedules of book income shall be prepared on a GAAP basis.
5.3    Reports to Members.
Administrative Member shall use commercially reasonable efforts to provide, or use commercially reasonable efforts to cause to be provided by the Company Accountant, the following to the Members:
(a)    An estimated Form 1065, Schedule K-1 for the prior Fiscal Year no later than March 31 of the current Fiscal Year;
(b)    A final Form 1065, Schedule K-1 for the prior Fiscal Year no later than May 15 of the current Fiscal Year;
(c)    A projection, no later than October 25 of each Fiscal Year, of taxable income at the federal and state level for the first three quarters of such Fiscal Year;
(d)    Within one hundred and twenty (120) days after the end of each Fiscal Year, an annual operating statement, annual balance sheet and statement of cash flows of the Company prepared on the basis of generally accepted accounting principles, audited by independent public accountants selected by the Board; and
(e)    As soon as available, and in any event within one hundred and five (105) days after the end of each calendar quarter, a quarterly report setting forth in a summary manner the financial results of operations in such form as the Board shall determine.
5.4    Tax Returns and Reports.
(a)    Subject to Section 5.3(a), the Administrative Member shall use commercially reasonable efforts to prepare and timely file, or use commercially reasonable efforts to cause to be prepared and timely filed by the Company Accountant, income tax returns of the Company in all jurisdictions where such filings are required, and shall use commercially reasonable efforts to prepare and timely deliver or cause to be prepared and timely delivered to each Member, all information returns required by the Code (taking into account applicable extensions). The Administrative Member shall use commercially reasonable efforts to provide to each Member any Company information necessary for the preparation of the Members’ federal, state, and local income tax returns, including any estimated tax returns or extension requests, that any such Member reasonably requests. Notwithstanding the anything in this Agreement to the contrary,

Administrative Member shall promptly deliver all information and documentation in the possession of Administrative Member, or in the case of information and documentation within the control of Administrative Member, use commercially reasonable efforts to promptly deliver such information and documentation, to the Company Accountant that is necessary for the preparation of any tax returns of the Company or any Form 1065, Schedule K-1s.
(b)    Administrative Member shall use commercially reasonable efforts to provide, or use commercially reasonable efforts to cause to be provided, a copy of any federal and state income tax return for the prior Fiscal Year (each, a “Reviewed Tax Return”) to Investor for review and comment no later than sixty (60) days prior to the date required for filing thereof (taking into account all applicable extensions to file). Investor shall have thirty (30) days after the date a Reviewed Tax Return is provided to review and provide comments to such Reviewed Tax Return. Administrative Member shall reflect all comments of Investor to any Reviewed Tax Return provided during such thirty (30) day period for such Reviewed Tax Return; provided, that with respect to any such comment that impacts (or reasonably could impact) (A) any book item (or portion thereof) allocated to Figure in such year pursuant to the provisions of Section 10.1 through Section 10.5 (collectively, the “Allocation Provisions”) to reflect Figure’s entitlement to distributions under Section 10.6(a)(v) or the corresponding tax item (or portion thereof) or (B) the determination of the amount of book allocations to Figure in such year under the Allocation Provisions to reflect Figure’s entitlement to distributions under Section 10.6(a)(v) and/or the corresponding tax items, Administrative Member shall not reflect any such comment that is reasonably expected to have an adverse and disproportionate effect on Figure without Figure’s prior consent. After reflecting Investor comments in accordance with the immediately preceding sentence, Administrative Member shall use commercially reasonable efforts to timely file, or caused to be timely filed, such Reviewed Tax Return with the applicable governmental authority. Administrative Member will timely obtain an extension of any deadline required for the filing of any Reviewed Tax Return to the extent such an extension is available. For the avoidance of doubt, (i) any revisions made by the Administrative Member to any Schedule K-1 to incorporate comments from Investor to any Reviewed Tax Returns in accordance with this Section 5.4(b) after the delivery of the final Schedule K-1 pursuant to Section 5.3(b) shall not be deemed a breach of Section 5.3(b) and (ii) nothing in this Section 5.4(b) shall limit any Member’s rights under Section 8.3(a)(i) or Section 8.3(a)(xv).
5.5    Company Budget.
The initial Company Budget shall be approved by the Board no later than the Side Letter Effective Date (the “Initial Company Budget”). As soon as practicable prior to the end of each Fiscal Year, commencing with the Fiscal Year 2026, and in any event not later than thirty (30) days prior to the end of each Fiscal Year, and with respect to any Company Budget relating to securitization, from time-to-time, the Administrative Member shall prepare and deliver to the Board for approval, a proposed Company Budget, in form substantially similar to the Initial Company Budget, which for the avoidance of doubt shall include Non-Discretionary Expenses. The Board shall endeavor to approve any proposed Company Budget or propose amendments thereto within five (5) Business Days; [***].

5.6    Company Accountant.
The Company shall retain as the regular accountant and auditor for the Company a nationally recognized accounting firm designated by the Board in accordance with Section 8.3(a)(xx) (the “Company Accountant”). The fees and expenses of the Company Accountant and all costs associated with the selection and engagement of the Company Accountant shall be a Company Expense.
ARTICLE VI
INTERESTS IN THE COMPANY
6.1    Return of Capital. No Member shall be liable for the return of the Capital Contributions or Superpriority Contributions (or any portion thereof) of any other Member, it being expressly understood that any such return shall be made solely from the assets of the Company. No Member shall be entitled to withdraw or receive a return of any part of its Capital Contributions, Superpriority Contributions or Capital Account, to receive interest on its Capital Contributions, Superpriority Contributions or Capital Account or to receive any distributions from the Company, except as otherwise expressly provided for in this Agreement or under applicable law.
6.2    Ownership. Title to Company Property (including the Company Assets) shall be held by the Company in the Company’s name or, as provided in Section 3.3 by one or more Subsidiaries in the name of the Company or the name of such Subsidiaries.
6.3    Waiver of Partition; Nature of Interests in the Company. Except as otherwise expressly provided for in this Agreement, each of the Members hereby irrevocably waives any right or power that such Member might have:
(a)    To cause the Company or any of its assets to be partitioned;
(b)    To cause the appointment of a receiver for all or any portion of the assets of the Company;
(c)    To compel any sale of all or any portion of the assets of the Company pursuant to any applicable law; or
(d)    To file a complaint, or to institute any proceeding at law or in equity, to cause the termination, dissolution or liquidation of the Company.
Each of the Members has been induced to enter into this Agreement in reliance upon the waivers set forth in this Section 6.3, and without such waivers no Member would have entered into this Agreement. No Member shall have any interest in any specific Company Property. The interests of all Members in this Company are personal property.
ARTICLE VII
RIGHTS AND DUTIES OF MEMBERS; REPRESENTATIONS AND WARRANTIES
7.1    No Management Rights as Members; Voting.
Except as otherwise expressly set forth in this Agreement or as required by applicable law, no Member shall have authority as a Member to bind the Company or to have any right to participate in the management of the Company, to vote on any matter or to grant or withhold consent or approval of actions of the Company. To the extent a vote of, or consent or determination by, “members” is required by applicable law, or is otherwise sought by the Company, each Member shall act through its designated Managers on the Board (except with respect to matters that require the consent of the Members when a Member does not have a representative on the Board such as Fundamental Decisions, which consent shall require the written consent of the applicable Member and the provisions of Section 8.1(f) shall apply mutatis mutandis), and any such action, consent or approval may be taken without a meeting if all of the Managers on the Board consent thereto in writing or by electronic communication in accordance with Section 8.1(e); provided, that a Defaulting Member shall not have the right to appoint any Managers to the Board and any Managers theretofore appointed by a Defaulting Member shall automatically, without further action by any party, be removed as Manager hereunder so long as such Member remains a Defaulting Member.
7.2    Intentionally Omitted.
7.3    Representations, Warranties and Covenants.
Each Member hereby represents and warrants to the Company and to each other Member that the following statements are true and correct as of the Effective Date and shall be true and correct at any time such Member is a Member of the Company:
(a)    if such Member is not a natural person, it is duly formed, validly existing, and (if applicable) in good standing under the law of the state of its formation, and if required by applicable law, is duly qualified to do business and in good standing in the jurisdiction of its principal place of business (if not formed therein); (b) such Member has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken; (c) such Member has duly executed and delivered this Agreement; (d) such Member’s authorization, execution, delivery, and performance of this Agreement does not conflict in any material way with (i) any law, rule or court order applicable to such Member, (ii) such Member’s certificate or articles of incorporation or formation, bylaws, partnership agreement, operating agreement, limited liability company agreement or any similar organizational documents, or (iii) any other material agreement or arrangement to which such Member is a party or by which it is bound; (e) such Member is acquiring its interest in the Company for its own account for investment and not with a view to the resale, distribution or fractionalization thereof; (f) such Member has such knowledge and experience in financial matters that it is capable of evaluating the relative risks and merits of this investment; (g) such Member has adequate means of providing for its current needs and contingencies and has no need for liquidity in this investment; (h) all documents and records requested by such Member have been delivered or made available to it and such Member’s investment decision is based upon its own investigation and analysis and not the representations or inducements of the Company, the Board, or any Member; (i) such Member understands that the interests in the Company have not been, and will not be, registered under the Securities Act in reliance upon applicable exemptions from registration; and (j) such Member is a “United States person” within the meaning of Section 7701(a)(30) of the Code or is a disregarded entity the assets of which are treated as owned by a “United States person” within the meaning of Section 7701(a)(30) of the Code, for United States federal income tax purposes.
(b)    It understands that (i) an investment in the Company involves substantial and a high degree of risk, (ii) no federal or state agency has passed on the offer and sale of the Membership Interest in the Company to such Person, (iii) it may be required to bear, and is able to bear, the economic and financial risk of such Person’s investment in the Company for an indefinite period of time, since as of the Effective Date such Person’s Membership Interest in the Company has not been registered for sale under the Securities Act of 1933 and may never be registered and, therefore, cannot be sold or otherwise transferred unless subsequently registered under the Securities Act of 1933 or pursuant to an exemption from such registration, and the Membership Interest in the Company of such Person cannot be sold or otherwise transferred unless registered under applicable state securities or blue sky laws or pursuant to an exemption from such registration, (iv) there is no current established market for the Membership Interest of such Person in the Company and none is expected to develop, (v) such Person has such knowledge and experience in real estate and other financial and business matters, so as to be capable of evaluating the merits and risks of an investment in the Company, (vi) such Person is acquiring Membership Interest in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, except in compliance with the Exchange Act.
(c)    It is, as of the Effective Date, in material compliance with, and will remain at all times while a Member of the Company, specifically with respect to activities undertaken in connection with being a Member of, or otherwise for or on behalf of, the Company, in compliance with, all applicable: (i) anti-money laundering and anti-terrorism financing laws, regulations, rules, and executive orders, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and related Securities and Exchange Commission, or other relevant agency rules and regulations relating to anti-money laundering and anti-terrorism financing (“AML Laws”) and (ii) economic sanctions laws, regulations, rules, and executive orders administered or enforced by OFAC or the U.S. State Department (“Sanctions”).
(d)    Neither such Member nor any Person for whom such Member is acting as agent or nominee in connection with this investment nor any Person that Controls or is Controlled by such Member or, to the knowledge of such Member after due inquiry, any other Affiliate of such Member, is a Prohibited Person.
(e)    No broker, finder, or investment bank is entitled to any brokerage, finder’s, or other fee or commission from the Company or any of the Members in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Member or its Affiliates.
(f)    Such Member hereby represents, warrants and covenants that it is not (A) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (B) a “plan” as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (C) an entity deemed to hold “plan assets” of the foregoing plans described in clause (A) or (B) pursuant to Section 3(42) of ERISA. In addition, each Member represents, warrants and covenants that it is not (and is not purchasing the Membership Interest with funds that constitute the assets of) a “governmental plan”, a non-electing “church plan”, or a non-U.S. plan, each as defined under Title I of ERISA, and that such Member is not subject to any laws, regulations or policies regulating investments of and fiduciary obligations with respect to such plans that would be violated by the transactions contemplated hereunder (a “Similar Law”).
(g)    Such Member is a Qualified Purchaser as defined in the Investment Company Act of 1940, as amended.
(h)    In the case of Investor, Investor hereby represents and warrants to Figure that as of the Effective Date, Investor Member is under common Control with SSP.
(i)    In the case of Figure, Figure hereby represents and warrants to Investor that as of the Effective Date, Figure Member is Controlled by Figure Corp.
(j)    All representations and warranties and covenants contained in this Section 7.3 shall survive the execution and delivery of this Agreement, the termination and dissolution of the Company or any other Member and the time any Member ceases to be a Member in the Company with respect to the period of time such Member was a Member in the Company.
7.4    Conflicts of Interest Waiver; Waiver of Duties.
(a)    Subject to Section 7.4(f) in the case of Figure, each Member and its Related Parties shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company or its Subsidiaries. Subject to approval as a Fundamental Decision pursuant to Section 8.3(a)(xxxiv), a Member or its Related Parties may lend money to and transact other business with the Company and its Subsidiaries. Without limiting the provisions of Section 8.3(a)(xxxiv), the rights and obligations of a Member or its Related Party who lends money to or transacts business with the Company or its Subsidiaries in accordance with this Agreement are the same as those of a Person who is not a member of the Company, subject to other applicable law. Subject to limitations set forth in this Agreement and without limiting the provisions of Section 8.3(a)(xxxiv), no transaction with the Company or any of its Subsidiaries shall be void or voidable solely because a Member or its Related Parties has a direct or indirect interest in the transaction if the transaction is on arm’s length terms or otherwise on terms readily available in the market to unaffiliated parties.
(b)    Subject to Section 7.4(f) in the case of Figure, if a Member or its Related Party acquires knowledge of a potential transaction or matter that may be a “Corporate Opportunity” (as defined in Section 7.4(d)), none of the other Members, the Company, or any Subsidiary of the Company shall have an interest in, or expectation that, such Corporate Opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Company with respect to such Corporate Opportunity, is hereby renounced by the Company and each other Member on its behalf and on behalf of any other entity owned by the Company or any other Member. Accordingly, subject to Section 7.4(f) in the case of Figure, (i) none of the Members nor their Related Parties will be under any obligation to present, communicate or offer any such Corporate Opportunity to the Company or any other Person and (ii) each Member and its Related Parties shall have the right to hold any such Corporate Opportunity for its own or the account of its Related Parties, or to direct, recommend, sell, assign or otherwise transfer such Corporate Opportunity to any Person or Persons in its sole discretion. To the fullest extent permitted by applicable law, none of the Members nor their Related Parties shall have or be under any duty to any other Member, the Company, any Subsidiary of the Company, or any other entity owned by the Company or any other Member with respect to such Corporate Opportunity or otherwise, including any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of any of the Company or any entity owned by the Company or any Member, and shall not be liable to any other Member, the Company, its Subsidiaries, or any entity owned by the Company or any Member for any breach or alleged breach thereof or for any derivation of personal economic gain.
(c)    To the fullest extent permitted by law, including Section 18-1101(c) of the Act, each Manager shall be deemed an agent of the Member who appoints, nominates or otherwise designates such Manager, may act in the best interest of the Member by whom he or she was appointed, shall not be required to take into consideration the interests of the other Members or their respective Affiliates and, to the fullest extent permitted by law, neither any Manager nor any Member shall owe a fiduciary duty to the Company, any Member, or any other Person bound by this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Managers and/or the Members otherwise existing at law or in equity, are agreed by the Members to so restrict or eliminate such duties and liabilities of the Managers and the Members.
(d)    For purposes of this Agreement: “Sixth Street Persons” shall mean (A) Sixth Street Partners, LLC (“SSP”), (B) any investment fund managed directly or indirectly by SSP or its

Affiliates (excluding the Company and its Subsidiaries) (the “SSP Funds”), (C) any investment account managed directly or indirectly by SSP, its Affiliates, or any SSP Funds, or with respect to which SSP, its Affiliates, or any SSP Funds has discretionary investment or management authority (the “SSP SMAs”), (D) any Affiliates of SSP, the SSP Funds, or the SSP SMAs (excluding the Company and its Subsidiaries) and (E) any director, manager, officer or employee of any of the entities set forth in clauses (A), (B), (C), and (D) regardless of whether such Persons are also directors, managers, officers or employees of the Company, its Subsidiaries, or any entity owned by the Company or its Subsidiaries. For purposes of this Agreement, “Figure Person” means the (A) Figure, Figure Corp., Servicer, Figure Lending Corp., and (B) any Affiliate of Figure that is a party to any Affiliate Agreement from time to time. As used in Section 7.4(b), “Corporate Opportunity” shall include business opportunities which the Company is financially able to undertake, which are, from their nature, in the line of the Company’s or any of its Subsidiaries’ business, are of practical advantage to it and are ones in which the Company has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a Member or its Related Parties, as applicable, will be or could reasonably expect to be brought into conflict with that of the Company or any of its Subsidiaries.
(e)    Notwithstanding anything to the contrary set forth in this Agreement, the Members (other than Investor and its Affiliates) acknowledge that Investor is an Affiliate of SSP, a full service investment advisory firm engaged, either directly or through Affiliates, in various activities, including securities trading, financial advisory, investment management, principal investment, hedging, financing, securitization, and brokerage activities. In the ordinary course of these activities, SSP and its Affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for its own account and for the accounts of its clients and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Company and its Subsidiaries, as well as of other Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the transactions in which the Company and its Subsidiaries are engaged, (ii) be customers or competitors of the Company and its Subsidiaries, or (iii) have other relationships with the Company and its Subsidiaries. Nothing in this Agreement shall restrict or preclude the Company, its Subsidiaries, Investor or its Related Parties from pursuing any business opportunities either on its or their own behalf or in conjunction with any of their clients or other third parties.
(f)    Notwithstanding anything to the contrary set forth in this Agreement, the Members (other than Figure and its Affiliates) acknowledge and agree that (i) Figure is an Affiliate of Figure Corp., which is engaged, either directly or through Affiliates, in various activities, including originating, holding, servicing, hedging, financing and securitizing HELOCs and other financial products, (ii) except as expressly set forth in the Side Letter, neither Figure nor any of its Related Parties shall have any obligation to sell or offer to sell HELOCs or any other Assets to the Company or any of its Subsidiaries and (iii) subject to the remainder of this Section 7.4(f), Figure shall in no way be restricted from selling (including through a joint venture), financing or engaging in any business with respect to HELOCs or any other Assets. The term “Restricted Period” shall mean the period from and after the Effective Date until, (A) if a Run-Off Commencement Date has occurred and at such time as Figure is not a Pre-Defaulting Member, such Run-Off Commencement Date, (B) if a Run-Off Commencement Date has occurred and at such time Figure is a Pre-Defaulting Member (x) if following such Run-Off Commencement Date, Figure becomes a Defaulting Member in respect of the Bad Act Termination Event that caused Figure to then become a Pre-Defaulting Member, the two-year anniversary of such Run-Off Commencement Date, or (y) if following such Run-Off Commencement Date, Figure does not become a Defaulting Member in respect of the Bad Act Termination Event that caused Figure to then become a Pre-Defaulting Member, such Run-Off Commencement Date, or (C) if a Run-Off Commencement Date has occurred and at such time Figure is a Defaulting Member, the two-year anniversary of such Run-Off Commencement Date. During the Restricted Period, Figure and its Related Parties shall not, directly or indirectly, (i) enter into a joint venture with an unaffiliated third party established for the purpose of buying and securitizing HELOCs, or (ii) issue securities in connection with or create any TBA/Forward markets for HELOCs (each of clause (i) or (ii), a “Restricted Transaction Structure”). For the avoidance of doubt, (i) Figure shall have the right to engage in any Restricted Transaction Structure from and after the expiration of any Restricted Period; and (ii) during the Restricted Period, Figure and its Related Parties shall in no event be restricted from (x) engaging in any business with respect to Assets other than HELOCs, including, without limitation, by entering into a joint venture analogous to the Restricted Transaction Structure but with respect to Assets other than HELOCs, or (y) engaging in any business with respect to HELOCs (including financing or securitizing the same) other than using the Restricted Transaction Structure.
7.5    Cooperation.
(a)    Each Member shall, and shall cause its Affiliates and Subsidiaries to, at the Company’s expense, provide commercially reasonable assistance to the Company and its Subsidiaries in connection with any hedging, financing (including a warehouse facility), securitization or loan sale transaction pursued by the Company or any of its Subsidiaries in accordance with this Agreement, if any, including to (i) form (or cause a securitization depositor to form) each securitization borrower and/or issuer, (ii) provide information reasonably requested in connection therewith by lenders, initial purchasers, trustees or other contractual counterparties, (iii) provide information for inclusion in any disclosure materials to the extent necessary or advisable to comply with U.S. federal or state securities laws, (iv) provide information, documents, agreements, opinions, certificates, or other instruments reasonably requested in support of the Company’s sponsorship or participation in any such transaction and for the establishment and maintenance of the website required by Rule 17g-5 under the Securities Exchange Act of 1934, as amended and post any requisite ABS 15E on such website, (v) cooperate in preparation and filing of requisite Form ABS-15G filings and any ABS 15E, and (vi) participate in and help prepare any roadshows.
(b)    The parties acknowledge and agree that the Company or the Subsidiaries shall purchase or retain an eligible horizontal residual interest or vertical interest in any securitization transaction sponsored by the Company or any Subsidiaries, or combination thereof, as required by the U.S. Risk Retention Rules for so long as required by the U.S. Risk Retention Rules in connection with any securitization transaction that is sponsored (or co-sponsored) by the Company or its Subsidiaries for which the Company or any Subsidiary is the retaining sponsor under the U.S. Risk Retention Rules.
(c)    Investor and Figure will use commercially reasonable efforts to cooperate to obtain the best advance rate for each warehouse facility. To the extent that any warehouse financer requires a recourse guarantee from Investor, and without such financing the Company would not have monthly Net Cash Flow (without regard to Net Cash Flow from any prior months) sufficient to make distributions to the Members pursuant to Section 10.6(a)(iii) in full on a monthly basis (assuming for the purposes of this Section 7.5(c) that no Superpriority Contributions have been made by the Members), and Investor does not agree to provide such guarantee, then Investor and Figure agree to renegotiate in good faith the Preferred Hurdle Rate solely to the extent there is a decrease in the Company’s ability to make distributions to the Members in full on a monthly basis pursuant to Section 10.6(a)(iii) from monthly Net Cash Flow (without regard to Net Cash Flow from any prior months and assuming for the purposes of this Section 7.5(c) that no Superpriority Contributions have been made by the Members) as a direct result of any actual diminution of warehouse economics to the Company.

ARTICLE VIII
MANAGEMENT
8.1    Board of Managers.
(a)    General; Authority. Subject to the provisions of Section 8.2 and Section 8.3(c), the business and affairs of the Company shall be made, managed, and controlled by a Board of Managers for the Company (the “Board”) comprised of natural persons (each, a “Manager” and, collectively, the “Managers”) appointed as provided below; provided, that the Members and the Board hereby appoint and authorize Administrative Member to, and Administrative Member agrees to, subject to Material Decisions and Fundamental Decisions and the other terms and conditions of this Agreement, conduct and manage the business and affairs of the Company and its Subsidiaries and to perform the management services and other support services set forth on Exhibit B attached hereto and to manage the day-to-day operations of the Company and its Subsidiaries (all of the foregoing, collectively, the “Services”), including, without limitation, to (i) establish the policies and operating procedures with respect to the business and affairs of the Company and manage the day-to-day affairs of the Company, (ii) appoint representatives of the Company and delegate to such representatives the power to perform any of the acts that the Administrative Member is authorized to perform, including, without limitation, the authority to execute and deliver documents on behalf of the Company and all Subsidiaries, (iii) make decisions relating to the business and affairs of the Company, and (iv) implement the Material Decisions and Fundamental Decisions approved by the Board or the Members, as applicable), in each case, subject to the express terms and conditions of this Agreement. The Managers shall be “managers” within the meaning of the Act.
(b)    Appointment of Managers. The authorized number of Managers on the Board shall be four (4) (which number may be modified from time to time by the Members), where (i) two (2) Managers shall be appointed by Investor and, as of the date hereof, shall be [***] (each, an “SSP Manager”) and (ii) two (2) Managers shall be appointed by Figure and, as of the date hereof, shall be Todd Stevens and Esteban Del Solar (each, a “Figure Manager”); provided, that upon a Member becoming a Defaulting Member, any Managers theretofore appointed by such Defaulting Member shall automatically, without further action by any party, be removed as Manager hereunder so long as such Member remains a Defaulting Member. Each Manager shall act at the exclusive direction of, be the agent of and shall be free to represent the views and positions of such appointing Member, except to the extent otherwise required under the Investment Advisers Act solely with respect to investment management decisions. Each Manager shall have the right to propose, and the Board shall have the sole authority to authorize and approve, Material Decisions. Each Member may, by written notice to the other Member, remove any Manager appointed by such Member and appoint a substitute therefor; provided, however, that any new Manager appointed to the Board by any Member must either (i) be a partner, managing member, officer, director or employee of such Member or of an Affiliate of such Member, or (ii) be approved by the Managers appointed by the other Member, such approval not to be unreasonably withheld, conditioned or delayed. Any Member may, by written notice delivered to the other Members, delegate any or all of the duties of such Member’s representatives on the Board to another of its representatives on the Board or to any employee of such Member or any of its respective Affiliates (and such delegate shall also be an agent of and operate at the sole direction of the appointing Member), and any decisions or actions taken by such delegate shall be fully binding upon the Company and the Members as if taken by such Manager.
(c)    Board Meetings. Meetings of the Board shall take place from time to time, but not less frequently than twice a year at the offices of the Company or at such other location as may be determined by the Board. Special meetings of the Board may be called by any Manager. Written notice of every meeting of the Board or any committees thereof shall be given to each Manager at least twenty-four (24) hours prior to the date of such meeting. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement. Notice of any meeting of the Board may be given personally, by mail, courier, electronic mail or other reasonably appropriate means. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or a consent in lieu of meeting or an approval of the minutes of a meeting, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by a chairman selected by a majority of the Board in attendance at such meeting.
(d)    Quorum. At any meeting of the Board (or any committee thereof), unless otherwise determined by the Board, the presence of at least one SSP Manager and one Figure Manager shall constitute a quorum for the transaction of business, it being understood that, at any time a Member is a Defaulting Member, a Manager appointed by such Member shall not be required to constitute a quorum.
(e)    Actions. Except as otherwise expressly provided in this Agreement, including Section 8.3(b), the act of the Board (or any committee thereof) shall be (i) the vote of more than a majority of the number of Managers entitled to vote on such matter (i.e., that have not been recused from any such vote) taken at any meeting of the Board (or any committee thereof) at which a quorum is present, or (ii) pursuant to a written consent signed by more than a majority of the number of Managers. Each Manager present at a meeting of the Board (or a committee thereof) or executing a written consent of the Board (or a committee thereof) shall be entitled to cast one (1) vote, it being the case that any action required to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by more than the majority of the number of Managers entitled to vote on such matter; provided that each SSP Manager present at a meeting of the Board (or a committee thereof) or executing a written consent of the Board (or a committee thereof) shall be entitled to vote or execute a written consent on behalf of each other SSP Manager that is not present at the meeting or executing such written consent and each Figure Manager present at a meeting of the Board (or a committee thereof) or executing a written consent of the Board (or a committee thereof) shall be entitled to vote or execute a written consent on behalf of each other Figure Manager that is not present at the meeting or executing such written consent. For the purpose of clarity, so long as neither Member is a Defaulting Member, and except where (i) all of the SSP Managers or all of the Figure Managers, as applicable, have been recused on a particular agenda item pursuant to Section 8.1(f), or (ii) subject to the provisions of Section 8.3(a) regarding disputes over certain Material Decisions specified therein which, after Reasonable Efforts to Resolve, may be determined by the SSP Managers, the affirmative vote of, or written consent signed by, at least one SSP Manager and one Figure Manager shall be required to constitute an act of the Board.
(f)    Recusal. The Managers appointed by a Member will be recused from participating in any deliberations of or vote related to (each a “Conflict of Interest”) the execution of, or exercise of the rights of the Company or the Subsidiaries under (including with respect to a dispute), an Affiliate Agreement with such Member or its Related Parties, including the enforcement of any of the terms thereof or the termination thereof in accordance with this Agreement and/or such Affiliate Agreement and/or any dispute or potential dispute involving such Manager, any Affiliate of such Manager (including the Member that appointed such Manager), on the one hand, and the Company and or any of its Subsidiaries on the other hand; provided, however, that, and notwithstanding anything to the contrary, in no event shall the Company or any of the Subsidiaries terminate any Affiliate Agreement with Figure or a Related Party thereof other than in accordance with their terms (subject, however, to the terms of the Supplemental Side Letter). For the avoidance of doubt, (i) neither the Managers appointed by a Member nor such Member shall be entitled to exercise the rights of the Company or the Subsidiaries in connection with any transaction where such Member has a Conflict of Interest (e.g., the enforcement of any of the terms of or the termination of this Agreement or any Affiliate Agreement or in connection with any dispute or potential dispute), and (ii) the Managers appointed by the other Member who does not have a Conflict of Interest shall be entitled to, on behalf of the Company or of its Subsidiaries, exercise of the rights of the Company or such Subsidiaries in connection therewith.
(g)    Telephone Conference. Managers may participate in a meeting of the Board in person, by telephone, video conference or other electronic communications equipment by means of which all Persons participating in the meeting can hear each other, or by any other means permitted by law. Such participation will constitute presence in person at such meeting.
(h)    Compensation of Managers. None of the Managers shall be entitled to receive compensation for serving as a Manager nor for any travel and expenses incurred in connection with attending meetings of the Board.
(i)    No Exclusive Duty to the Company. The Managers shall devote as much of their time to the affairs of the Company as in the judgment of the Managers the conduct of the Company’s business shall reasonably require, and the Managers shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein. Subject to Section 7.4(f) in the case of any Figure Manager, nothing contained in this Agreement shall be deemed to preclude the Managers from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling, holding or otherwise dealing with any securities or assets for the account of any such other business, for its own accounts or for other clients. No Member shall, by reason of being a Member, have any right to participate in any manner in any profits or income earned, derived by or accruing to the Managers from the conduct of any business other than the business of the Company (to the extent provided herein) or from any transaction in securities or assets effected by the Managers for any account other than that of the Company.
(j)    Minutes. Minutes and/or resolutions of the Board when initialed or signed or otherwise approved in writing (which approval may be given by email without physical execution), in each case by the Managers entitled to approve such matter in accordance with the terms of this Article VIII, shall be binding and conclusive evidence of the decisions reflected therein and any authorizations granted thereby.
(k)    Term of Office as Manager. Each Manager shall serve until the earlier of (i) his or her successor is duly appointed and qualified or (ii) such Manager’s death or disability, resignation or removal in accordance with Section 8.8(b).
8.2    Authority of Administrative Member. Subject to the terms of this Agreement, including, without limitation, Section 4.2, Section 8.1 and Section 8.3, and the limitations imposed by applicable law:
(a)    The Administrative Member shall have all of the same powers as, but not the duties of, a general partner of a general partnership under the laws of the State of Delaware:
(i)    including, without limitation, the full power and authority to do the following on behalf of the Company:
(ii)    acquire, hold, operate, sell, transfer, assign, convey, exchange, lease, sublease, mortgage or otherwise dispose of or deal with all or any part of Company property (provided, that Administrative Member shall have the right to delegate its duties to an Affiliate under this clause (ii));
(iii)    in furtherance of the Company’s purposes and business, borrow money, whether on a secured or unsecured basis, refinance, recast, modify, amend, extend, compromise or otherwise deal with any such loan, and in connection therewith, issue evidences of indebtedness and secure the same by mortgages, deeds of trust, security agreements or other similar documents affecting the assets of the Company;
(iv)    authorize other persons to execute and deliver such documents on behalf of the Company as the Board may deem necessary or desirable for the Company’s business, including, without limitation, guarantees and indemnities;
(v)    perform, or cause to be performed, all of the Company’s obligations under any agreement to which the Company is a party;
(vi)    opening bank accounts for the Company;
(vii)    enter into contracts on behalf of the Company and make expenditures as are required to operate and manage the Company and the Company Properties; and
(viii)    do any act which is necessary or desirable to carry out any of the purposes of the Company.
(b)    Without limiting the generality of Section 8.2(a)(i), Administrative Member shall be responsible for performing, or causing to be performed, and shall have the sole and exclusive authority to perform the Services in accordance with this Agreement (whether on behalf of the Company or any Subsidiary), at the Company’s expense and to the extent of available funds, and in accordance with the Company Budget (including, for the avoidance of doubt, the permitted variance and amounts for Non- Discretionary Expenses set forth in the definition thereof) and the terms of this Agreement, and subject to the foregoing, shall:
(i)    conduct the business of the Company on a day-to-day basis, including making distributions to the Members in accordance with this Agreement;
(ii)    retain any Affiliate Service Provider, or another Person (subject to the provisions of Section 8.1(f) and the approval of the Members as a Fundamental Decision with respect to Affiliate Service Providers and the Affiliate Agreements), to perform the responsibilities and obligations of Administrative Member for the Company and/or the applicable Subsidiary;
(iii)    carry out and implement all decisions and resolutions of the Board and/or the Members.
(c)    Subject to obtaining the approval of the Board as to any matter which is a Material Decision and the approval of each Member as to any matter which is a Fundamental Decision, as applicable, and notwithstanding anything in this Agreement to the contrary, Administrative Member shall not take or implement any Material Decisions or Fundamental Decisions, without the prior written consent of, and pursuant to and in accordance with written instructions (“Instructions”) from the Managers authorized to approve such Material Decision or the Members with respect to Fundamental Decision in accordance with the terms of this Agreement, which Instructions may be in the form or minutes of a meeting of the Board approved by the Managers or the Members, as applicable (which approval may be given by email without physical execution) or a written consent of the Board or the Members, as applicable (which may be given by email without physical execution), in each case, in accordance with Section 8.1.
(d)    Subject to the limitations set forth in this Agreement and the guidelines reasonably adopted by the Board, Administrative Member, on behalf of the Company, shall have the power and authority to enter into contracts on behalf of the Company in accordance with the current Company Budget approved by the Board (including, for the avoidance of doubt, the permitted variance and provided, that, notwithstanding anything to the contrary set forth herein, Administrative Manager shall in any event have the right and authority to cause the Company to pay the actual amount Company Expenses which are Non- Discretionary Expenses, to the extent there is a line item for such Non-Discretionary Expenses included in the then applicable Company Budget), to make expenditures as are required to implement the foregoing, but only to the extent that any such expenditures and amounts required to be paid by the Company under such contracts and other instruments and documents have either been approved by the Board, or are not in excess of the amount set forth in the then current Company Budget for such expenditure or budget category (including, for the avoidance of doubt, the permitted variance) or are Non-Discretionary Expenses (and then only to the extent there is a line item for such Non-Discretionary Expense included in the then applicable Company Budget), or to the extent such amounts constitute Fundamental Decisions, are otherwise approved by the Members. Except as expressly set forth in any agreement entered into in accordance with this Agreement, neither Administrative Member nor any of its Related Parties shall be entitled to receive any fees or other compensation in respect of its activities as Administrative Member. For the avoidance of doubt, Administrative Member will not receive reimbursement for (i) compensation payable to any of its employees or other direct or indirect overhead which may be attributable to the performance of its duties as Administrative Member, or (ii) any fees, costs and expenses which are a result of the Administrative Member’s gross negligence or willful misconduct.
(e)    Administrative Member agrees that the Services shall be performed, and such rights shall be exercised, and it shall carry out and implement all decisions and resolutions of the Board and/or the Members in accordance (i) with all applicable governmental authorizations and applicable laws and regulations in all material respects, (ii) the standard of care exercised by prudent and experienced professionals performing similar functions, in accordance with customary industry standards and in a good faith manner, and (iii) with the terms and conditions of this Agreement (including without limitation Section 8.1 and Section 8.3), the governing documents of any Subsidiary of the Company, and any Basic Document or any other contract or agreement to which the Company or any of its Subsidiaries is bound (the “Management Standard”). Administrative Member further acknowledges and agrees to the limitations on the powers and authority of the Company and the Board, set forth in Section 4.2 of this Agreement. Notwithstanding anything in this Agreement or otherwise to the contrary, Administrative Member shall perform all of its duties and obligations under this Agreement and with respect to any Company Assets in accordance with the Management Standard, and shall devote sufficient time and resources to perform diligently its responsibilities hereunder; provided, however, that, notwithstanding anything herein to the contrary, Administrative Member shall have no liability and shall not be deemed to be in breach hereunder for any act or omission taken in good faith, to the extent such act or omission was (i) consistent with prevailing industry practices or custom or (ii) consistent with advice of counsel.
(f)    Notwithstanding anything to the contrary, Administrative Member hereby expressly disclaims, and Administrative Member shall in no event be deemed to have, any fiduciary duties or obligations to the Company, any Subsidiary or any other Member in connection with the performance of the Services (except to the extent otherwise required under the Investment Advisers Act solely with respect to investment management decisions), and the Company and the other Members each hereby confirms its understanding and agreement to that effect.
(g)    Notwithstanding anything to the contrary set forth herein, there shall be no restriction on any Sixth Street Person charging and receiving a syndication fee from any Member other than Figure or any Affiliate thereof.

8.3    Limitations on Administrative Member.
(a) Material Decisions. Notwithstanding anything to the contrary contained this Agreement, any Basic Document, or any other agreement to which the Company or any of its Subsidiaries is a party, but subject to Section 4.2, Administrative Member shall not cause the Company or any Subsidiary to take any of the following actions, or enter into any agreement to take any of the following actions (“Material Decisions”), without the prior approval of the Board acting in accordance with Section 8.1:
(i)    (x) form any new Subsidiary or acquiring any direct or indirect equity interest in any Person and (y) causing any Subsidiary to be classified as a REIT and transferring any Company Assets to such Subsidiary; provided, that if the Board or the Members (if a Fundamental Decision), as applicable, is/are unable to agree upon a matter set forth in this clause (i) after Reasonable Efforts to Resolve and such matter relates to the formation of a Subsidiary that is intended to be classified as a REIT or causing any Subsidiary to be classified as a REIT, Investor shall have the right to purchase all, but not less than all, of Figure’s Membership Interests pursuant to the procedures for a Bad Act Termination Event Membership Interest Buyout pursuant to Section 4.2(b) (but for the avoidance of doubt, a Bad Act Termination Event shall not be deemed to have occurred with respect to Figure as a result of the failure of the Board to agree upon a matter set forth in clause (i)); provided, further, that if a decision is made in accordance with this clause (i) to form a new Subsidiary to be classified as a REIT or cause an existing Subsidiary to be treated as a REIT, the Members shall use commercially reasonable efforts to cause the Company to engage a third-party advisor or consultant to provide REIT compliance advice and/or reporting services; [Fundamental Decision to the extent relating to forming a new Subsidiary to be classified as a REIT or causing an existing Subsidiary to be treated as a REIT]
(ii)    amending the [***] from Figure Standard Production; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (ii) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers [***];**
(iii)    adjusting the Preferred Hurdle Rate [Fundamental Decision];
(iv)    (x) determining inputs for the [***], including the [***], for any TBA/Committed ABS; and (y) committing the Company to a TBA/Committed ABS and agreement on any Forward Sale documentation; provided, that (A) in no event shall the Company or any Subsidiary commit to a TBA/Committed ABS or enter into an agreement therefor before the Board has agreed on the matters set forth in clause (iv)(x) above and (B) once the Company or any Subsidiary has committed to a to a TBA/Committed ABS or entered into an agreement therefor, the matters set forth in clause (iv)(x) based on which such commitment was made may not thereafter be modified;
(v)    entering into any agreement for interest rate risk management; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (v) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers;**
(vi)    exercising any Call Options; provided, that if after Reasonable Efforts to Resolve, the Board or the Members (if a Fundamental Decision), as applicable, is/are unable to agree upon the exercise of any Call Option and either the SSP Managers or the Figure Managers have approved the exercise of such Call Option, the Member appointing the Managers in favor of exercising such Call Option shall have the right to cause the Company to assign such Call Option at its fair market value to such Member or its Affiliate; [Fundamental Decision to the extent that Additional Capital Contributions in excess of the Members’ respective Capital Contribution Caps would be required to exercise the Call Option and fund the related Call Option Payments]
(vii)    except as required in connection with the securitization of Company Assets in the ordinary course of business, borrowing money or issuing notes, bonds or other securities to finance the operation of the business of the Company and its Subsidiaries;
(viii)    (A) establishing new warehouses, financing facilities or securitization vehicles, or initiating any initial public offering or listing of the equity interests of the Company or any Subsidiary on any capital markets exchange; provided, that the pledge of all or a portion of all or any of the Company Assets as collateral to secure any such warehousing, financing and securitization that has been previously approved as a Material Decision, in each case, directly or indirectly through a Subsidiary, shall not require further Board approval; or (B) determining the optimal risk retention structure, which may include a horizontal risk retention slice or a vertical risk retention slice;
(ix)    any guaranty by the Company or any Subsidiary of any debt of any Person (including any Subsidiary); [Fundamental Decision];
(x)    approval of any Company Budget and any amendments, supplements or modifications thereto, other than those permitted under this Agreement; provided, that the Board has approved the Initial Company Budget;
(xi)    acquiring any Assets pursuant to the Basic Documents other than acquisition of any Assets necessary to satisfy Pre-Existing Obligations of the Company or any Subsidiary; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xi) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers**;
(xii)    acquiring any Assets other than HELOCs and rights incidental thereto pursuant to the Basic Documents to the extent such Asset type has not previously been acquired by the Company or any of its Subsidiaries pursuant to the Basic Documents [Fundamental Decision];
(xiii)    subject to the terms of this Agreement, selling any Company Assets (x) other than in the ordinary course of business involving securitizing such Asset and (y) except for sales undertaken in accordance with Section 4.3 or Section 4.2(e)); provided, that, if, prior to the Run-Off Commencement Date, the Board is unable to agree upon a Material Decision set forth in this clause (xiii) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers**
(xiv)    [intentionally omitted];
(xv)    making or changing such elections under the Code and other relevant tax laws as to the treatment of items of income, gain, loss, deduction and credit of the Company or any of its Subsidiaries, including elections referred to in section 754 of the Code to adjust the tax basis of Company property for federal income tax purposes in the manner prescribed in section 734 or 743 of the Code (and excluding, for the avoidance of doubt, any matters or actions described in clause (i) above or Section 11.2 below); provided, that if the Board or the Members (if a Fundamental Decision), as applicable, is/are unable to agree upon a matter set forth in this clause (xv) after Reasonable Efforts to Resolve, such matter shall be determined by the SSP Managers** and if any determination by the SSP Managers pursuant to this proviso would result in an adverse and disproportionate effect on Figure, then such determination shall require Figure’s prior written consent; provided, further, that if Figure does not so consent, then Investor shall have the right to purchase all, but not less than all, of Figure’s Membership Interests pursuant to the procedures for a Bad Act Termination Event Membership Interest Buyout pursuant to Section 4.2(b) (but for the avoidance of doubt, a Bad Act Termination Event shall not be deemed to have occurred with respect to Figure as a result of the failure of the Board to agree upon a matter set forth in this clause (xv)) [Fundamental Decision, to the extent such determination would result in an adverse and disproportionate effect on Figure];
(xvi)    selecting and changing of the method of accounting and bookkeeping procedures to be used by the Company or its Subsidiaries; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xvi) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers but only to the extent the proposed change is related to the operation and management of the SSP Funds and would not result in an adverse and disproportionate effect on Figure ** and if any determination by the SSP Managers pursuant to this proviso would result in an adverse and disproportionate effect on Figure, then such determination shall require Figure’s prior written consent; provided, further, that if Figure does not so consent, then Investor shall have the right to purchase all, but not less than all, of Figure’s Membership Interests pursuant to the procedures for a Bad Act Termination Event Membership Interest Buyout pursuant to Section 4.2(b) (but for the avoidance of doubt, a Bad Act Termination Event shall not be deemed to have occurred with respect to Figure as a result of the failure of the Board to agree upon a matter set forth in clause (i));
(xvii)    selecting and engaging legal representatives for the Company or any Subsidiaries other than with respect to day-to-day matters or implementation of business objectives; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xvii) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers to the extent such legal representative is being engaged for the defense of litigation;**
(xviii)    selecting and engaging service providers to provide services to the Company or any Subsidiaries other than those (i) to which neither the Company nor any Subsidiary is expected to pay more than $250,000 in any given calendar year, (ii) which are contemplated in the approved Company Budget, (iii) providing origination related or securitization services, and/or (iv) permitted to be entered into pursuant to the Basic Documents; provided, that the Members agree that a Figure Person shall act as the servicer for any securitization trusts co-sponsored by the Company or any of its Subsidiaries;
(xix)    enter into service agreements pursuant to which the Company or any Subsidiary is required to pay more than $250,000 in any given calendar year, other than those which (i) are contemplated in the approved Company Budget, (ii) permitted under the Basic Documents, and/or (iii) are for origination related services;
(xx)    selecting and engaging Company’s accountants and auditors; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xx) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers so long as such accountant or auditor is one of the “Big Four” accounting firms or Grant Thorton, BDO USA LLC, RSM USA LLC and Baker Tilly) (each, an “Approved Accountant”);**
(xxi)    selecting banks where operating accounts for the Company are to be maintained; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xxi) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers; provided, further, for the avoidance of doubt, that accounts into which HELOC payments are to be received shall not be a Material Decision and may be determined by the Figure Person acting as “Servicer” under the Figure Connect Documents;**

(xxii)    establishing Company offices; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xxii) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers;**
(xxiii)    making distributions other than as provided in Section 10.6(a) or Section 13.3(c); or making any in-kind distributions; [Fundamental Decision]
(xxiv)    communications with a Governmental Entity (specifically excluding the rating agencies) that would bind the Company or any Subsidiary, other than with respect to tax audits or tax Proceedings, which shall be governed by Section 11.2 below; [Fundamental Decision to the extent such communication would reasonably be expected to have adverse implications for the business of any Figure Person or their Affiliates];
(xxv)    expending any funds on behalf of the Company or the Subsidiaries that varies from the Company Budget (provided, for the avoidance of doubt, that expenditures within the permitted variance and increases for Non-Discretionary Expenses as set forth in the definition of “Company Budget” shall not constitute a Material Decision);
(xxvi)    making any temporary short-term investment of the funds of the Company or any of its Subsidiaries other than as set forth in a Company Budget or short-term investments of cash and cash equivalents, entered into in the ordinary course of business; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xxvi) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers;**
(xxvii)    approving the initial insurance plan for the Company and any insurance plan for the Company or Subsidiaries that provides material changes to the coverages or limits as compared to the previous insurance plan for the Company and the Subsidiaries in effect;
(xxviii) instituting or defending any legal action in the name of the Company or Subsidiary involving a claim in excess of $375,000, other than any tax actions described in Section 11.2 below and other than those that are covered by insurance; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xxviii) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers;**
(xxix)    settling or compromising Proceedings (other than any tax Proceedings described in Section 11.2 below) involving amounts in excess of $750,000 per claim or $2,000,000 in the aggregate for any calendar year; provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xxix) after Reasonable Efforts to Resolve, such Material Decision shall be determined by the SSP Managers, unless the same would result in disproportionate liability to Figure);**
(xxx)    establishing reserves to fund expenses of the Company and the Subsidiaries and contingent liabilities; provided, however, that all Net Cash Flow remaining after distributions are made pursuant to Section 10.6(a) shall be held as reserves for the Company for the purchase of additional Assets and other Company Expenses; [Fundamental Decision with respect to establishing reserves to fund potential securitization related liabilities of the Company and the Subsidiaries following the occurrence of a Run-Off Commencement Date]
(xxxi)    calling for capital, including pursuant to Section 9.3(a); [Fundamental Decision for any Member if the same would require such Member to fund more than its Capital Contribution Cap]

(xxxii)    issuing, selling, redeeming or repurchasing any equity interests in the Company, other than as expressly provided for in this Agreement; [Fundamental Decision to the extent it would result in an adverse and disproportionate impact on a Member]
(xxxiii)    admitting any additional Members into the Company, other than pursuant to a Permitted Transfer; [Fundamental Decision to the extent the prospective new Member is a Competitor or admitting any new Member that is not an Affiliate of an existing Member within 12- months following the date of this Agreement]
(xxxiv)    except as expressly set forth in this Agreement or any Basic Document, causing the Company or any Subsidiary to pay or compensate a Member or an Affiliate of a Member; or entering into, supplementing, modifying or terminating any transaction with a Member or an Affiliate of a Member; provided, in each of the foregoing cases, that such determination and exercise shall require the approval of, and only of, the Managers appointed by the non-Affiliate Member (provided, that for the avoidance of doubt, the Basic Documents are hereby approved); and provided, further, that, notwithstanding anything to the contrary set forth herein or in the Basic Documents, Affiliate Agreements with a Member may only be terminated in accordance with their respective terms (subject, however, to the terms of the Supplemental Side Letter), or upon the occurrence and during the continuance of a Bad Act Termination Event with respect to such Member in accordance with Section 4.2(a); [Fundamental Decision for non-Affiliate Members]
(xxxv)    making a determination that any Affiliate Service Provider or other Affiliate of a Member is in default under, or that there is a claim against such Affiliate under, any Affiliate Agreement; and the exercise of any rights and remedies under any Affiliate Agreement; provided, in each of the foregoing cases, that such determination and exercise shall require the approval of, and only of, the Managers appointed by the non-Affiliate Member; and provided, further, that, notwithstanding anything to the contrary set forth herein or in the Basic Documents, Affiliate Agreements with a Member may only be terminated in accordance with their respective terms (subject, however, to the terms of the Supplemental Side Letter) or upon the occurrence and during the continuance of a Bad Act Termination Event with respect to such Member in accordance with Section 4.2(a); [Fundamental Decision for non-Affiliate Members]
(xxxvi)    amending or modifying this Agreement, the Certificate of Formation or the organizational document of any Subsidiary; provided, that if the Board or the Members (if a Fundamental Decision), as applicable, is/are unable to agree upon a matter set forth in this clause (xxxvi) after Reasonable Efforts to Resolve, such matter shall be determined by the SSP Managers unless Figure reasonably determines that such change would have, or is reasonably likely to have (A) in the case of any such amendment or modification (i) which are reasonably necessary for the Company or any Subsidiary to comply with applicable regulatory or legal requirements, (ii) any such amendment or modification required to satisfy lender requirements in connection with any hedging, securitization, financing, warehousing or sale transaction in respect of any Company Assets undertaken in accordance with this Agreement, or (iii) which are necessary to implement a Material Decision or Fundamental Decision determined in accordance with Section 8.3(a)(i) or 8.3(a)(xv), in each case, only to the extent not already approved under Section 8.3(a)(i) or 8.3(a)(xv), a disproportionate and adverse effect on Figure, or (B) in the case of any other amendment or modification, an adverse effect on Figure, in which event each such matter shall require the prior written consent of Figure;** [Fundamental Decision for a Member to the extent any amendment or modification would have, or is reasonably likely to have, (A) in the case of any such amendment or modification (i) which are necessary to comply with regulatory or legal requirements, (ii) any such amendment or modification required to satisfy lender requirements in connection with any hedging, securitization, financing, warehousing or sale transaction in respect of any Company Assets approved as a Material Decision, or (iii) which are necessary to implement a Material Decision or Fundamental Decision determined in accordance with Section 8.3(a)(i) or 8.3(a)(xv), in each case, only to the extent not already approved under Section 8.3(a)(i) or 8.3(a)(xv), a disproportionate and adverse effect on such Member, or (B) in the case of any other amendment or modification, an adverse effect on such Member, in each case, as reasonably determined by such Member]
(xxxvii)(A) filing any voluntary petition in bankruptcy on behalf of the Company or any Subsidiary, (B) consenting to the filing of any involuntary petition in bankruptcy against the Company or any Subsidiary, (C) filing any petition seeking, or consenting to, the reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (D) consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator the Company or any Subsidiary or a substantial part of the property of the Company or any Subsidiary, (E) making any general assignment for the benefit of creditors, (F) admitting in writing of its inability to pay its debts generally as they become due or (G) taking any action by the Company or any Subsidiary in furtherance of any such action; [Fundamental Decision]
(xxxviii)    causing the Company or any Subsidiary to undertake a merger, consolidation or other form of reorganization; [Fundamental Decision]
(xxxix) other than in accordance with Article XIII, dissolve, liquidate or terminate the Company or any Subsidiary, approve or modify any plan of liquidation or dissolution of the Company or any Subsidiary, or the process and terms of the liquidation of the assets of the Company or any of its Subsidiaries; [Fundamental Decision]
(xl)    changing the nature of the business conducted by the Company from that described in Section 2.1; [Fundamental Decision]
(xli)    borrowing money under a loan or enter into any other transaction which will require a Member or its Affiliates to provide a guarantee or indemnity; or if a Member or its Affiliate has provided any such guaranties or indemnities on behalf of the Company or any Subsidiary, modifying or amending the underlying obligations in a manner which materially increases the scope of such guarantor’s or indemnitor’s recourse obligations or taking any action or inaction that would trigger such guarantor’s or indemnitor’s recourse obligations; [Fundamental Decision]
(xlii)    entering into, amending or terminating any contract or agreement pursuant to which a Member or its Affiliate would become personally liable for the performance of any obligations of the Company, any Subsidiary or another Member; [Fundamental Decision]
(xliii)    engaging any employees; [Fundamental Decision]
(xliv)    amending or terminating any Basic Document that is not an Affiliate Agreement (it being understood that the amendment or termination of any Affiliate Agreement is covered by clause (xxxiv)); provided, that if the Board is unable to agree upon a Material Decision set forth in this clause (xliv) after Reasonable Efforts to Resolve, such matter shall be determined by the SSP Managers unless such change would have, or is reasonably likely to have, an adverse and disproportionate effect on Figure, as reasonably determined by Figure;**
(xlv)    any action by, or with respect to, a Subsidiary of the Company which, if taken by or with respect to the Company, would be a Material Decision or Fundamental Decision, as applicable, under any other provision [Fundamental Decision to the extent relating to a matter that would otherwise constitute a Fundamental Decision]; and

(xlvi)    the approval, determination or any other action expressly reserved to the Board under this Agreement, including, without limitation, any modification, amendment or renewal of any matter previously requiring the approval of the Board.
(b)    Fundamental Decisions. Anything in this Agreement to the contrary notwithstanding, none of the Members, the Board or Administrative Member shall, without the prior written consent of the specific act by all the Members (which shall be deemed given by a Member if all of the Managers appointed by such Member approve such act as a Material Decision) given in accordance with this Agreement or by other written instrument executed and delivered by all the Members subsequent to the date of this Agreement, in each case, regardless of whether a Member is a Defaulting Member, cause or permit the Company or any Subsidiary to take any actions or decisions constituting a Fundamental Decision.
(c)    REMIC Interests. Notwithstanding anything to the contrary, the Company shall not acquire any REMIC residual interests (as defined in Section 860G(a)(2) of the Code) except in accordance with this Section 8.3. Notwithstanding the foregoing, the Company may acquire one or more REMIC residual interests in connection with issuance of REMIC securities with respect to which it is treated as a sponsor for federal income tax purposes (or is an affiliate of a sponsor), provided that at the time of acquisition of any REMIC residual interest, the Company has entered into a contract to dispose of such REMIC residual interest, and pursuant to which the transferee is required to treat the transfer of ownership of the REMIC residual interest for federal income tax purposes as occurring simultaneously (or immediately after) its acquisition by the Company. In the event that no such transfer is affected, the Company and Figure shall be treated as holding the REMIC residual interest on behalf of Figure (or its designee) for federal income tax purposes. In the event the Company is treated as the owner of any residual interest for federal income tax purposes, notwithstanding anything herein to the contrary, all income (including excess inclusion income, as defined in Section 860E of the Code), gain, loss, deductions, and credits shall be allocated to Figure. Notwithstanding the foregoing, the Company may hold a REMIC residual interest (as defined in Section 860G(a)(2) of the Code) in a securitization with respect to which it is treated as a sponsor for federal income tax purposes (or is an affiliate of a sponsor) and such REMIC residual interest represents the obligation to make funding draws on HELOCs, so long as there is no expectation of a material amount of associated phantom income.
8.4    [Reserved].
8.5    Actions of Administrative Member.
No Person dealing with the Company shall have any obligation to inquire into the power or authority of Administrative Member acting on behalf of the Company. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate issued by the Company that is signed by Administrative Member or any Manager as to any of the following: (a) the identity of any Member, Administrative Member or authorized signatory of the Company; or (b) the person or persons authorized to execute and deliver any instrument or document of the Company.
8.6    Limitation on Liability; Indemnification.
(a)    The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Partnership Representative, or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Partnership Representative, or Manager.

(b)    To the fullest extent permitted by applicable law, no Manager, Member, Administrative Member, Partnership Representative, or any of their respective Related Parties, agents or representatives (collectively, the “Covered Persons”) shall be liable to the Company or any Member for any loss, damage, expense, liability or claim (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Board, and attorneys’ fees and disbursements) (collectively, “Indemnifiable Losses”) arising out of any act or omission by such Covered Person in its capacity as such in good faith arising out of or in connection with this Agreement or the business or affairs of the Company or the Subsidiaries in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except for any actual direct Indemnifiable Losses arising out of any Unindemnifiable Act of such Covered Person or any Affiliate thereof.
(c)    The Company shall indemnify each Covered Person, to the fullest extent permitted by applicable law, against all Indemnifiable Losses incurred by reason of any act or omission by such Covered Person related to, in connection with, or arising from the performance of any of his, her or its duties or obligations in connection with the Company, the business and operations of the Company, this Agreement, or any investment made by or on behalf of, or held by or on behalf of, the Company or its Subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Covered Person may hereafter be made party by reason of being or having been a Covered Person, except for any for any actual direct Indemnifiable Losses arising from any Unindemnifiable Act of such Covered Person or any Affiliate thereof. The provisions of this Agreement, to the extent they restrict, modify or eliminate any or all of the duties and liabilities of each Covered Person otherwise existing at law or in equity, are agreed and accepted by each Member to restrict, modify or eliminate such duties and liabilities of each Covered Person to the fullest extent permitted by law.
(d)    With the approval of the Board, expenses (including attorneys’ fees and disbursements) incurred by a Covered Person in defending any civil, criminal, administrative or investigative action, suit or proceeding with respect to which such Covered Person is entitled to indemnification pursuant to this Section 8.6, may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of such Covered Person to repay such amount if it shall be finally determined by a court of competent jurisdiction that such Covered Person engaged in any Unindemnifiable Act.
(e)    To the fullest extent permitted by law, each Member shall indemnify and hold harmless the Company and the other Members and their respective Covered Persons from and against any and all actual direct Indemnifiable Losses incurred by such Person arising out of or attributable to such Member’s (or its Affiliate’s) Unindemnifiable Acts.
(f)    The indemnification and advancement of expenses provided by or granted pursuant to this Section 8.6 are not exclusive and are in addition to any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement or document, vote of the Board or the Members or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Covered Person unless otherwise provided in a written agreement with such Covered Person or in the writing pursuant to which such Covered Person is indemnified, it being agreed that indemnification and advancement of expenses of the Covered Persons as specified in this Section 8.6 shall be made to the fullest extent permitted by applicable law, except as otherwise provided herein. The provisions of this Section 8.6 shall not be deemed to preclude the indemnification of any Person who is not specified herein but whom the Company has the power or obligation to indemnify under the provisions of the Act.

(g)    Each of the Covered Persons may, in the performance of such Covered Person’s duties arising under or in connection with this Agreement or the business and affairs of the Company or any of the Subsidiaries, consult with legal counsel and accountants, and any act or omission by such Covered Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Covered Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers or employees of the Company or of any of its Subsidiaries or Affiliates, or by any other Person as to matters such Covered Person reasonably believes are within such other Person’s professional or expert competence.
(h)    Any amendment, modification or repeal of this Section 8.6 shall be prospective only and shall not in any way affect the limitations on the liability of any Covered Person under this Section 8.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became a Covered Person hereunder prior to such amendment, modification or repeal. If this Section 8.6 or any portion of this Section 8.6 shall be invalidated on any ground by a court of competent jurisdiction, the Company shall nevertheless indemnify each Covered Person as to actual direct Indemnifiable Losses to the full extent permitted by any applicable portion of this Section 8.6 that shall not have been invalidated. The obligations of the Company under this Section 8.6 shall survive any termination of this Agreement for a period of one (1) year from the date of dissolution of the Company, provided that (i) if at the end of such period there are any actions, proceedings or investigations then pending, any Covered Person may so notify the Company and the other Members at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 8.6 shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved and (ii) the obligations of the Company under this Section 8.6 shall be satisfied solely out of Company assets.
(i)    A Covered Person seeking indemnification under this Section 8.6 will give prompt written notice to the Company or the other indemnifying Member, as applicable, of any third party claim that may give rise to indemnification under this Section 8.6, provided that any failure or delay in providing such notice shall not affect the rights of such Covered Person or obligations of the Company except to the extent that, as a result of such failure, the Company or the other indemnifying Member, as applicable, shall have been prejudiced by the Covered Person’s failure to give such notice, in which case the Company shall be relieved from its obligations under this Section 8.6 only to the extent of such prejudice, unless approved by the Board. If the Company or the other indemnifying Member, as applicable, elects to conduct the defense of the third party claim, the Covered Person will cooperate with and make available to the Company or the other indemnifying Member, as applicable, such assistance, personnel, witnesses and materials as the Company may reasonably request. The Company or the other indemnifying Member, as applicable, may elect at any time to settle or compromise any such action or claim or to defend such action or claim, in each case at its sole cost and expense and with its own counsel. If, within thirty (30) days of receipt from a Covered Person of the notice referred to above, the Company or the other indemnifying Member, as applicable, (i) advises the Covered Person in writing that it shall not elect to defend, settle or otherwise compromise or pay such action or claim or (ii) fails to make such an election in writing, the Covered Person may (subject to the Company’s or the other indemnifying Member, as applicable, continuing right of election in the preceding sentence), at such Covered Person’s option, defend, settle, compromise or pay such action or claim; provided that any such settlement or compromise by any Covered Person shall be permitted hereunder only with the written consent of the Company or the other indemnifying Member, as applicable. The Company or the other indemnifying Member, as applicable, shall not settle any third party claim subject to indemnification under this Section 8.6 against a Covered Person where the Covered Person is not released from liability resulting from such third party claim without the Covered Person’s consent.
(j)    If a Covered Person is entitled under any provision of this Section 8.6 to indemnification by the Company or the other indemnifying Member, as applicable, for some or a portion of the expenses or Indemnifiable Losses incurred by such Covered Person in the preparation, investigation, defense, appeal or settlement of any action or claim, but not, however, for the total amount thereof, the Company or the other indemnifying Member, as applicable, shall indemnify the Covered Person for the portion of such expenses or Indemnifiable Losses to which the Covered Person is entitled.
(k)    The parties hereto acknowledge and agree that the Persons who are Covered Persons hereunder may be involved with the Company and its Subsidiaries in other capacities in addition to being a Member, Administrative Member, Partnership Representative or Manager of the Company, or their respective Related Parties, agents or representatives. Notwithstanding anything contained herein to the contrary, the indemnification, exculpation, advancement of expenses and other rights and obligations set forth in this Section 8.6 shall not apply or be available to any Covered Person with respect to any actions or omissions of such Covered Person in any capacity other than as a Member, Administrative Member, Partnership Representative or Manager of the Company, or their respective Related Parties, agents or representatives, unless approved by the Board, or in the case of an Affiliated Party, by the Members. The amount of any recovery by a Covered Person pursuant to this Section 8.6 shall be reduced by any indemnification and similar payments actually recovered by any Covered Person or such Covered Person’s Affiliates under any Basic Document.
8.7    Manager’s Discharge of Duties.
In discharging its duties, Administrative Member and each Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements by any Person as to matters Administrative Member or such Manager reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses of the Company or any other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid.
8.8    Resignation; Removal of Manager.
(a)    In the event of the vacancy on the Board, at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Manager, then, subject to Section 8.1(b), and so long as such Member is not a Defaulting Member, the Member that appointed such Manager shall have the right to appoint a replacement Manager to fill such vacancy at any time and from time to time; provided, that any replacement shall satisfy the requirements of Section 8.1(b).
(b)    A Manager may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the time specified in such notice or, if not so specified, immediately upon receipt of such notice by the Company.
(c)    Any Manager may be removed, with or without cause, only with the consent of the Member or Members that appointed such Manager. Notwithstanding the foregoing, the Members agree to take any action required to cause any Manager appointed by such Member to resign, or be removed, as needed, to effect the intent of Section 8.1(b).

8.9    Distributions.
Each Member shall look solely to the assets of the Company for all Distributions and a share of any Profits or Losses and shall have no recourse therefor (upon dissolution or otherwise) against the Board, any Manager, or any Member. No Member shall have any right to demand or receive assets other than money upon dissolution and termination of the Company.
8.10    Reimbursable Expenses.
To the extent not paid directly by the Company, the Company shall reimburse Manager, Members, Administrative Member and their respective Affiliates for any Company Expenses or other out-of-pocket costs or expenses incurred by any Manager, Member, Administrative Member or their respective Affiliates on behalf of the Company or any Manager connection with the management the Company or the business and operations of the Company or its Subsidiaries (“Reimbursable Expenses”); provided that, for the avoidance of doubt, (i) no Manager shall be entitled to be paid any compensation, out of the assets of the Company, in respect of his or her service on the Board, and (ii) no Member shall be entitled to a reimbursement for any internal or overhead costs and (iii) Administrative Member shall not be entitled to reimbursement for any costs or expenses that are not expressly contemplated by the Company Budget (provided, for the avoidance of doubt, in no event shall Administrative Member be required to pay for Company Expenses directly from its own account).
ARTICLE IX
CONTRIBUTIONS AND CAPITAL ACCOUNTS
9.1    Capital Contributions.
Except as set forth in Section 9.2 and Section 9.3 and as otherwise required by law, at no time shall any Member be required or permitted to make any Capital Contributions to the Company; provided that any Member shall be permitted (but not required) to make Capital Contributions (but not Superpriority Contributions) from time to time if approved by the Board. The cumulative Capital Contributions made to the Company by each Member at any given point in time shall be set forth in the Company’s books and records.
9.2    Initial Capital Contributions.
Figure and Investor agree to make their respective Initial Capital Contributions in cash no later than immediately prior to such Member making its Additional Capital Contribution pursuant to the first Capital Call Notice issued by the Company.
9.3    Additional Capital Contributions.
(a)    By no later than the tenth (10th) day (or if such date is not a Business Day, then the immediately preceding Business Day) of each calendar month, commencing with the first month after Side Letter Effective Date, the Board shall determine the amount of Additional Capital Contributions required to be made by each Member to fund Company expenses anticipated for such month (which shall in any event include funds necessary to make Call Option Payments and funds necessary for the Company and its Subsidiaries to perform obligations under matters approved as a Material Decision or Fundamental Decision as the case may be) and Administrative Member shall provide notice thereof in substantially the form attached as Exhibit C (each, a “Capital Call Notice”) to each Member (each, a “Capital Call”). The Capital Call Notice shall specify (i) (x) the minimum aggregate amount of the Additional Capital Contributions required to be made by of all Members pursuant to such Capital Call, and (y) the maximum aggregate amount of the Additional Capital Contributions that may be required to be made by all of the Members pursuant to such Capital Call, which maximum aggregate amount shall not be greater than one hundred and ten percent (110%) of the minimum aggregate amount specified in such Capital Call Notice, and (z) and the pro rata portion thereof required to be contributed by each Member in accordance with the respective Capital Contribution Percentage, (ii) the date on which such Additional Capital Contributions are to be made (which shall be the twenty-fifth (25th) day (or if such date is not a Business Day, then the immediately preceding Business Day) of such calendar month, and (iii) the account details for the bank account to which such Additional Capital Contributions are to be paid. Not later than one (1) Business Day prior to the date on which such Additional Capital Contributions are to be made by the Members (as designated in the Capital Call Notice), the Board shall determine the exact aggregate amount of the Additional Capital Contributions to be made by of all Members pursuant to such Capital Call (which aggregate amount may not be less than the minimum amount or greater than the maximum amount set forth in the Capital Call Notice), and Administrative Member shall deliver written notice to each Member (each, a “Supplemental Capital Call Notice”) specifying such exact aggregate amount of the Additional Capital Contributions to be made by of all Members pursuant to such Capital Call (which aggregate amount may not be less than the minimum amount or greater than the maximum amount set forth in the Capital Call Notice) and the pro rata portion thereof required to be contributed by each Member in accordance with their respective Capital Commitment Percentages, which shall be calculated as set forth below. In the event of a Capital Call, each Member shall be required to make, no later than the applicable date designated in the Capital Call Notice, an Additional Capital Contribution to the Company by wire transfer of funds to the specified account in an amount equal to the product of (A) such Member’s Capital Contribution Percentage multiplied by (B) the aggregate amount of the Additional Capital Contributions to be made pursuant to such Capital Call as set forth in the Supplemental Capital Call Notice; provided that, notwithstanding anything to the contrary set forth herein, other than Additional Capital Contributions required to fund Call Option Payments approved as a Fundamental Decision pursuant to Section 8.3(a)(vi), which the Members shall be obligated to fund even in excess of their respective Capital Contribution Caps, no Member shall be required to make any portion of (which may be all) of any Additional Capital Contribution pursuant to a Capital Call to the extent that it would result in the amount of Capital Contributions (excluding Superiority Contributions) made by such Member to exceed such Member’s Capital Contribution Cap.
(b)    The obligations of the Members to fund Additional Capital Contributions are several (and not joint), and (i) no Member shall be responsible for any other Member’s failure to fund any Additional Capital Contribution as so required and (ii) it shall be a condition precedent to the funding of an Additional Capital Contribution by a Member that each other Member funds its required portion of such Additional Capital Contributions. In the event any Member fails to fund an Additional Capital Contribution in accordance with Section 9.3(a) within the time period required therefor, and the other Members have funded their required Additional Capital Contribution, then each other Member may elect (by written notice to the Company) to require the Company to return the amount funded by such Member.
9.4    Failure to Contribute.
(a)    Upon the failure of any Member (a “Non-Contributing Member”) to pay in full all or any portion of an Additional Capital Contribution required under Section 9.3 by the date such Capital Contribution is due, if any such failure continues for five (5) Business Days after such due date then, in addition to its other rights and remedies set forth herein or otherwise provided by law, the other Member who has timely funded its Additional Capital Contribution in full (a “Contributing Member”) and has not required the Company to return its corresponding Additional Capital Contribution pursuant to Section 9.3(b) shall be permitted (but not obligated to) fund all or a portion of the Non-Contributing Member’s Additional Capital Contribution (the “Supplemental Funding”) as set forth in this Section 9.4.

(b)    If both (x) Figure or Investor (but not any other Member) is the Non-Contributing Member, and (y) in respect of such failure to fund described in clause (x), Figure or Investor (but not any other Member) is the Contributing Member, then the Contributing Member shall have the right to elect (by written notice to the Company) to treat the Supplemental Funding that it makes as a contribution of capital to the Company (a “Superpriority Contribution”). Any Superpriority Contribution shall earn and accrue the Superpriority Return and shall be payable from any distributions made by the Company pursuant to Section 10.6(a). No Member shall be personally obligated to repay a Superpriority Contribution, and a Superpriority Contribution shall be payable or collectible only out of the assets of the Company. If multiple Superpriority Contributions are outstanding at any time, all payments in respect of such Superpriority Contributions and the accrued and unpaid Superpriority Return thereon shall be made in reverse order based on the date when each such Superpriority Contribution was made so that the most recent Superpriority Contribution that was made as of the date that a distribution is made by the Company (together with all accrued and unpaid Superpriority Return thereon) shall be paid first and then the next most recent Superpriority Contribution (together with all accrued and unpaid Superpriority Return thereon) shall be paid and so forth. All distributions to a Contributing Member hereunder in respect of any Superpriority Contributions shall be applied first to payment of any accrued and unpaid Superpriority Return on such Superpriority Contribution and then to return such Superpriority Contribution until all amounts due thereunder or in respect thereof are paid in full.
(c)    Contributing Member shall have the right to treat the Supplemental Funding as a loan (a “Member Default Loan”) to the Non-Contributing Member. Except as otherwise provided by the next sentence below, the Capital Account and Capital Contributions balance of the Non-Contributing Member shall be credited with the Defaulted Amount funded as a Member Default Loan, and such Member Default Loan shall constitute a debt owed by the Non-Contributing Member to the Contributing Member. Any Default Loan shall (i) bear interest at the Default Rate, (ii) be due on the one year anniversary of the date on which such Member Default Loan is advanced (the “Maturity Date”), (iii) be prepayable, in whole or in part, at any time or from time to time without penalty, (iv) be a personal obligation of Non-Contributing Member, and (v) be payable from any distributions otherwise payable to Non-Contributing Member pursuant to Section 10.6(a) and Section 13.3(c) before any distributions are made to such Non-Contributing Member pursuant to Section 10.6(a) and Section 13.3(c). Interest on a Member Default Loan to the extent unpaid shall accrue and compound quarterly. All payments or distributions to a Contributing Member hereunder in respect of any such Member Default Loan shall be applied first to payment of any interest due under any such Member Default Loan and then to principal until all amounts due thereunder are paid in full. If a Member Default Loan remains unpaid after its maturity date set forth above, the Contributing Member who made such loan shall have the right, exercisable by providing written notice thereof to the Non-Contributing Member to convert the outstanding principal amount of such Member Default Loan, together with all accrued and unpaid interest thereon as a Superpriority Contribution (and in such case, (A) such Member Default Loan shall be deemed repaid on the date of such conversion and (B) the Capital Account and Capital Contributions balance of the Non-Contributing Member shall be debited with such converted amount); provided, that whether or not the Contributing Member exercises such right, the Non-Contributing Member shall not be deemed to be a Defaulting Member hereunder or to have otherwise default under the Member Default Loan as a result of any failure repay a Member Default Loan in full by the initial maturity date; provided, further, that if the Contributing Member does not elect such right, the Maturity Date shall be deemed extended by an additional one (1) year period, it being understood that any time during such one (1) year extension period, the Non-Contributing Member shall have the right to convert the outstanding principal amount of such Member Default Loan, together with all accrued and unpaid interest thereon as a Superpriority Contribution, in accordance with this Section 9.4(c).
(d)    No Non-Contributing Member shall be entitled to receive any distributions pursuant to this Agreement unless and until (x) each Member Default Loan made to such Non-Contributing Member has been paid in full (including accrued interest thereon) and (y) each Contributing Member who has made a Superpriority Contribution in respect to amounts which such Non-Contributing Member failed to fund has received the full amount of such Unreturned Superpriority Contribution and the related Superpriority Return. Distributions that otherwise would be payable to the applicable Non-Contributing Member under this Agreement shall instead be paid to the applicable Member who made a Member Default Loan to such Non-Contribution Member for application towards the repayment of any outstanding Member Default Loan (first to interest, then to principal); provided, further that such amounts repaid to the Contributing Member shall be deemed distributed to such Non-Contributing Member for all purposes under this Agreement (including, without limitation, for purposes of reducing such Non-Contributing Member’s Capital Account, Unreturned Preferred Return, Unreturned Capital Contributions, Unreturned Superpriority Return and Unreturned Superpriority Contributions, as applicable).
9.5    Capital Account.
A separate capital account shall be maintained for each Member throughout the term of the Company in accordance with the rules of section 1.704-1(b)(2)(iv) of the Regulations (“Capital Account”) as in effect from time to time, and, to the extent not inconsistent therewith, to which the following provisions apply:
(a)    Each Member’s Capital Account shall be credited with (i) such Member’s Capital Contributions (including Additional Capital Contributions and Superpriority Contributions, if any); (ii) such Member’s share of Profits and items of income and gain as determined under the definition of “Profits” that are specially allocated to such Member pursuant to Article X; and (iii) to the extent not taken into account in determining the amount of such Member’s Capital Contributions under clause (i) above, the amount of any Company liabilities assumed by such Member (other than liabilities described in Section 9.5(b)(ii) below that are assumed by such Member).
(b)    Each Member’s Capital Account shall be debited with: (i) the amount of money distributed to such Member by the Company (including liabilities of such Member assumed by the Company as provided in section 1.704-1(b)(2)(iv)(c) of the Regulations) other than amounts which are in repayment of debt obligations of the Company to such Member; (ii) the Gross Asset Value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under section 752 of the Code); and (iii) such Member’s share of Losses and items of loss and deduction as determined under the definition of “Losses” that are specially allocated to such Member pursuant to Article X.
(c)    All such contributions, allocations and Distributions shall be credited or charged, as the case may be, to the appropriate Capital Accounts of the respective Members to whom they apply, as of the time the contributions, allocations or Distributions are made.
(d)    The Capital Account of a transferee Member shall include the appropriate portion of the Capital Account of the Member from whom the transferee Member’s interest was obtained.
(e)    In determining the amount of any liability, there shall be taken into account section 752(c) of the Code and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. Consistent with such intention, the value of any property (other than cash) (i) contributed to the Company by a Member, (ii) distributed to a Member from the Company or (iii) owned by the Company and subject to a revaluation upon the occurrence of certain events shall be the Fair Market Value of such property (net of liabilities secured by such property that the Company or such Member, as the case may be, is considered to assume or take subject to under section 752 of the Code) on the date of contribution, Distribution or revaluation, as applicable.
9.6    No Obligation to Restore Deficit Balance.
No Member shall be required to restore any deficit balance in its Capital Account.
9.7    Interest.
Except as otherwise provided in this Agreement, no Member shall be entitled to interest or other return on such Member’s Capital Contribution or on any Profits retained by the Company.
9.8    Repayment of Capital Contribution.
(a)    The Board and the Company shall have no liability for the repayment of any Capital Contributions of any Member, and no Member or any of its Affiliates (or their respective Related Parties) shall have liability for the repayment of any Capital Contributions of any other Member. The repayment of any Capital Contribution shall be made only to the extent of available Company assets in accordance with the terms of this Agreement.
(b)    Except as otherwise provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contribution or as to Distributions of cash made by the Company.
(c)    No Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Agreement. Except as otherwise provided in this Agreement, a Member shall not be entitled to (i) demand or receive assets other than cash in return for its Capital Contribution or (ii) receive any funds or assets of the Company.
ARTICLE X
ALLOCATIONS AND DISTRIBUTIONS
10.1    Allocations of Profits and Losses.
Except as otherwise provided in this Agreement, Profits and Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Sections 10.2 and 10.3, the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal proportionally to the following net amount (positive or negative): (i) the Distributions that would be made to such Member pursuant to Section 10.6 or the amount for which such Member would be liable to the Company under this Agreement, if the Company were dissolved, its affairs wound up and all of the assets owned by the Company were sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 13.3(c) to the Members immediately thereafter, minus (ii) such Member’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the provisions of this Section 10.1, either Member may propose an alternative allocation of items of income, gain, loss or deduction of the Company to give economic effect to the provisions of this Agreement, taking into account the Regulations promulgated Section 704(b) of the Code, and if agreed to by the Members, such items of income, gain, loss or deduction of the Company shall be allocated in accordance with such alternative allocation.

10.2    Special Allocations.
The following special allocations shall be made:
(a)    Minimum Gain Chargeback. Except as otherwise provided in section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain, determined in accordance with section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 10.2(a) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
(b)    Partner Minimum Gain Chargeback. Except as otherwise provided in section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain as of the beginning of the Fiscal Year attributable to such Partner Nonrecourse Debt, determined in accordance with section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 10.2(b) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
(c)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in section 1.704-1(b)(2)(ii)(d)(4), section 1.704- 1(b)(2)(ii)(d)(5) or section 1.704-1(b)(2)(ii)(d)(6) of the Regulations that increase a Member’s Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided that an allocation pursuant to this Section 10.2(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article X have been tentatively made as if this Section 10.2(c) were not in this Agreement.
(d)    Gross Income Allocation. In the event any Member has an Adjusted Capital Account Deficit, such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 10.2(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article X have been made as if Section 10.2(c) and this Section 10.2(d) were not in this Agreement.
(e)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Members in proportion to their respective outstanding unreturned Capital Contributions.

(f)    Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with section 1.704-2(i)(1) of the Regulations.
(g)    Certain Book-ups. To the extent an adjustment to (i) the adjusted tax basis of any Company asset pursuant to section 734(b) or 743(b) of the Code is required to be taken into account in determining Capital Accounts or (ii) pursuant to section 1.704-1(b)(2)(iv)(f) of the Regulations, the Gross Asset Value of any Company asset is permitted to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated, as provided in section 1.704- 1(b)(2)(iv)(m) or 1.704-1(b)(2)(iv)(g) of the Regulations, respectively, as an item of Profit (if the adjustment increases such basis or Gross Asset Value of the asset) or Loss (if the adjustment decreases such basis or Gross Asset Value), and such Profit or Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.
(h)    Mandatory Allocations under Section 704(c) of the Code.
(i)    Any item of Company income, gain, loss and deduction as determined for U.S. federal income tax purposes with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company and which is required or permitted to be allocated to such Member for income tax purposes under section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its Fair Market Value at the time of its contribution shall be allocated solely for income tax purposes in the manner so required or permitted under section 704(c) of the Code using the “traditional method” described in section 1.704-3(b) of the Regulations; provided, however, that any other method allowable under applicable Regulations may be used for any contribution of property as to which there is agreement between the contributing Member and the Board.
(ii)    In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 10.2(g) in accordance with section 1.704-1(b)(2)(iv)(f) of the Regulations, subsequent allocations of income, gain, loss and deduction as determined for U.S. federal income tax purposes with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with Section 10.2(h)(i).
(iii)    Except as provided in Sections 10.2(h)(i) and 10.2(h)(ii), for United States federal, state and local income tax purposes, the income, gains, losses and deductions of the Company shall, for each taxable period, be allocated among the Members in the same manner and in the same proportion that such items have been allocated among the Members’ respective Capital Accounts.
10.3    Reserved.
10.4    Section 754 Election.
The cost of preparing any election described under Section 754 of the Code and any additional accounting expenses of the Company occasioned by such election, shall be borne by such transferees or distributees.
10.5    Other Allocation Rules.
(a)    For purposes of determining the Profits, Losses or any other item allocable to any period (including allocations to take into account any transfer of any interest in the Company), Profits,

Losses and any such other item shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under section 706 of the Code and the Regulations thereunder.
(b)    The Members are aware of the income tax consequences of the allocations made by this Article X and hereby agree to be bound by the provisions of this Article X in reporting their shares of Company income and loss for income tax purposes.
(c)    Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of section 1.752-3(a)(3) of the Regulations, the Members’ interests in Company Profits are in proportion to their respective outstanding unreturned Capital Contributions.
(d)    To the extent permitted by section 1.704-2(h)(3) of the Regulations, the Board shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such Distributions would not cause or increase an Adjusted Capital Account Deficit for any Member.
(e)    Except as otherwise provided in this Article X, an allocation of Company Profits or Losses to a Member shall be treated as an allocation to such Member of the same share of each item of income, gain, loss and deduction taken into account in computing such Profits or Losses.
(f)    For purposes of determining the character (as ordinary income or capital gain) of any Profits allocated to the Members pursuant to this Article X, such portion of Profits that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Members in the proportion which (i) the amount of depreciation previously allocated to each Member bears to (ii) the total of such depreciation allocated to all Members. This Section 10.5(f) shall not alter the amount of allocations among the Members pursuant to this Article X, but merely the character of income so allocated.
(g)    Except for arrangements expressly described in this Agreement or authorized under any Basic Securitization Document, no Member shall enter into (or permit any Affiliate of that Member to enter into) any arrangement with respect to any liability of the Company that would result in such Member (or a person related to such Member under section 1.752-4(b) of the Regulations) bearing the economic risk of loss (within the meaning of section 1.752-2 of the Regulations) with respect to such liability unless such arrangement has been approved by the Board. To the extent a Member is permitted to guarantee the repayment of any Company indebtedness under this Agreement, each of the other Members shall be afforded the opportunity to guarantee such Member’s pro rata share of such indebtedness, determined in accordance with the Members’ respective outstanding unreturned Capital Contributions.
10.6    Distributions.
(a)    Subject to Section 13.3 and the other provisions of this Section 10.6, the Company shall make distributions of all Net Cash Flow on a monthly basis in accordance with the order of priority set forth in this Section 10.6(a).
(i)    First, to each Member, pro rata, in respect of and in proportion to their respective Unreturned Superpriority Return, until each Member’s Unreturned Superpriority Return has been reduced to zero;

(ii)    Second, to each Member, pro rata, in respect of and in proportion to their respective Unreturned Superpriority Contributions, until each Member’s Unreturned Superpriority Contributions has been reduced to zero;
(iii)    Third, to each Member, pro rata, in respect of and in proportion to their respective Unreturned Preferred Return, until each Member’s Unreturned Preferred Return has been reduced to zero;
(iv)    Fourth, (A) from and after a Run-Off Commencement Date, or (B) following the sale of all or any of the Company Assets pursuant to Section 4.2 or Section 4.3, or (C) in connection with the liquidation, dissolution or winding up of the Company, to each Member, pro rata, in respect of and in proportion to their respective Unreturned Capital Contributions, until each Member’s Unreturned Capital Contributions has been reduced to zero; and
(v)    Fifth, (A) from and after a Run-Off Commencement Date, or (B) following the sale of all or any of the Company Assets pursuant to Section 4.2 or Section 4.3, or (C), in connection with the liquidation, dissolution or winding up of the Company, to each Member, (x) [***] to Investor and (y) [***] to Figure.
(b)    Notwithstanding the provisions of Section 10.6(a), upon the dissolution and winding-up of the Company, the proceeds of sale and other assets of the Company distributable to the Members under Section 13.3 shall be distributed in accordance with Section 10.6(a). With the approval of the Members, a pro rata portion of the distributions that would otherwise be made to the Members (pro rata in proportion to the amounts otherwise distributed to the Members) under the preceding sentence may be distributed to a trust reasonably established, for a reasonable period of time, for the benefit of the Members for the purposes of liquidating Company Property, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any trust established under this Section 10.6(b) will be distributed to the Members from time to time by the trustee of the trust, upon approval of the Board in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Members under this Agreement.
(c)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to make a Distribution (i) to any Member if such distribution would violate the Act or any other law, rule, regulation, order or directive of any Governmental Entity then applicable to the Company, (ii) to any Member if such distribution would violate any contract or agreement to which the Company is then a party, (iii) to any Member to the extent that the Board, in its reasonable discretion, determines that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company, whether liquidated, fixed, contingent or otherwise, or (iv) to any Member to the extent that the Board, in its reasonable discretion, determines that the cash available to the Company is insufficient to permit such distribution.
(d)    The Company shall distribute to each Member, out of available Net Cash Flow of the Company, with respect to each fiscal quarter of the Company, an amount equal to such Member’s Tax Distribution for such fiscal quarter. A Member’s Tax Distribution with respect to any Fiscal Year is equal to (i) the excess of (A) the taxable income allocated to the Member for such Fiscal Year over (B) any taxable losses allocated to the Member in prior Fiscal Years that have not previously been taken into account in computing a Member’s Tax Distribution, multiplied by (ii) the Assumed Tax Rate thereafter (the “Member’s Tax Distribution”). Notwithstanding the provisions of this Section 10.6(d), if a Member has not received cumulative distributions as of the end of any Fiscal Year pursuant to this Section 10.6(d) of an amount at least equal to the Member’s Tax Distribution for such Fiscal Year, the Member shall receive, as soon as practicable after the end of such Fiscal Year out of available Net Cash Flow of the Company, as determined by the Board, in priority to distributions to any other Member, the amount of such shortfall. The amount of a Member’s Tax Distribution distributed pursuant to this Section 10.6(d) shall serve as an advance against future distributions to the Member pursuant to Section 10.6. If more than one Member is entitled to a Member’s Tax Distribution, and available Net Cash Flow of the Company is insufficient to pay each Member its Member’s Tax Distribution, the Members shall share the amount available for Member’s Tax Distributions pro rata in proportion to the aggregate Member’s Tax Distributions to which they are otherwise entitled.
10.7    Amounts Withheld.
All amounts required to be withheld or tax payments required to be made by the Company pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members (including, but not limited to, any “imputed underpayment” within the meaning of the Partnership Tax Audit Rules that the Board determines is attributable to a Member and any amounts paid by the Company pursuant to section 1446(f) of the Code that the Board determines is attributable to a Member) shall be treated as amounts distributed to the Members pursuant to this Section 10.7 for all purposes under this Agreement. The Board is authorized to withhold from Distributions (or otherwise, including pursuant to section 1446(f)(4) of the Code), or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law, and shall allocate any such amounts to the Members with respect to which such amount was withheld. To the extent that the aggregate amount required to be withheld with respect to a Member for any period exceeds the Distributions that such Member would have received for such period but for such withholding, the Partnership Representative shall notify such Member as to the amount of such excess and such Member shall make a prompt payment to the Company of such amount, which payment shall be not be treated as a Capital Contribution.
ARTICLE XI
TAXES
11.1    Tax Characterization.
It is intended that the Company be characterized and treated as a partnership for, and solely for, federal, state and local income tax purposes. For such purpose, the Company shall be subject to all of the provisions of subchapter K of chapter 1 of subtitle A of the Code, all references to a “Partner,” to “Partners” and to the “Partnership” in this Agreement (including the provisions of Article XI and Article X) and in the provisions of the Code and Regulations cited in this Agreement shall be deemed to refer to a Member, the Members and the Company, respectively.
11.2    Partnership Representative.
(a)    The Investor Member shall be the “partnership representative” of the Company within the meaning of section 6223 of the Code (the “Partnership Representative”), and it shall serve as such at the expense of the Company with all powers granted to a partnership representative under the Code, but subject to the limitations set forth herein. The Partnership Representative shall appoint a natural person to serve as the “designated individual” within the meaning of section 301.6223-1(b)(3) of the Regulations to act on behalf of the Partnership Representative (the “Designated Individual”). The Partnership Representative shall receive no additional compensation from the Company for its services in that capacity, but all reasonable expenses incurred by the Partnership Representative in such capacity shall be borne by the Company and shall be Reimbursable Expenses to the extent incurred or paid by the Partnership Representative or its Affiliates on behalf of the Company. The Partnership Representative is authorized to employ such accountants, attorneys and agents as it, in its reasonable discretion, determines are necessary to or useful in the performance of its duties. Subject to Section 8.3, the Partnership Representative is authorized to represent the Company before the United States Internal Revenue Service and any other Governmental Entity with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Partnership Representative or its duly authorized officer deems necessary or advisable. Each Member shall give prompt notice to the Partnership Representative and to each other Member of any and all notices it receives from the United States Internal Revenue Service concerning the Company, including any notice of a thirty (30) day appeal letter and any notice of deficiency in tax concerning the Company’s federal income tax returns. The Partnership Representative shall serve in a similar capacity (or in a capacity similar to being the tax matters partner) with respect to any similar tax related or other election provided by state or local laws. The Partnership Representative shall not cause the Company to make an election under section 6221 of the Code if the Company is then eligible to make such election.
(b)    The Members agree to take all actions and provide any information reasonably requested by the Company or the Partnership Representative to comply with the Partnership Tax Audit Rules. Notwithstanding anything to the contrary herein, no Member shall be required to (A) file amended tax returns in accordance with section 6225(c)(2) of the Code (or any similar provisions under state or local law), or (B) take any action in accordance with the “alternative procedure” pursuant to section 6225(c)(2)(B) of the Code (or any similar provisions under state or local law). For purposes of this Agreement, “Partnership Tax Audit Rules” shall mean (i) sections 6221-6241 of the Code (as enacted pursuant to the Bipartisan Budget Act of 2015, Pub. L. No. 114-74), as amended from time to time, (ii) any Regulations or other official guidance promulgated under or relating to such Code sections, and (iii) any corresponding provisions of state or local income tax law.
(c)    The Partnership Representative shall promptly give notice to the Members of the commencement of any administrative or judicial proceeding involving the tax treatment or amount of any item of income, gain, loss, deduction or credit of the Company and will use commercially reasonably efforts to keep the Members fully informed of all material developments in such proceedings. The Partnership shall not settle any administrative or judicial proceeding involving the tax treatment or amount of any item of income, gain, loss, deduction or credit of the Company if such settlement would result in a materially and disproportionately adverse effect on Figure, in which event such matter shall require Figure’s prior written consent.
(d)    This Article XI shall survive the dissolution or termination of the Company and the withdrawal or other transfer of interests of or by any Member.
ARTICLE XII
TRANSFER OF MEMBERSHIP INTEREST
12.1    Compliance with Securities Laws.
No Membership Interest has been registered under the Securities Act or under any applicable state or other jurisdiction’s securities laws. A Member may not transfer all or any part of such Member’s Membership Interest, except upon compliance with the applicable federal and state or other jurisdiction’s securities laws. The Board shall have no obligation to register any Member’s Membership Interest under the Securities Act or under any applicable state or other jurisdiction’s securities laws, or to make any exemption therefrom available to any Member.

12.2    Transfer of Membership Interest.
(a)    Except as otherwise provided herein and subject to compliance with this Article XII, a Member (and for the avoidance of doubt, its direct and indirect equity owners) shall not, directly or indirectly, sell, assign, transfer, mortgage, hypothecate or otherwise encumber (a “Transfer”) all or any part of its Membership Interest (or for the avoidance of doubt, any direct or indirect interest therein) other than (i) with the prior written consent of the other Member in its sole discretion and approval of the Board, (ii) direct or indirect Transfer of all or any part of its Membership Interest to an Affiliate of such Member (other than, in the case of Investor, Affiliates pursuant to clause (E) of the definition of Sixth Street Persons), (iii) any indirect Transfer of all or any part of its Membership Interest to any Person that is not a Competitor or a Sixth Street Competitor (provided, that any indirect Transfers of all or any part of Investor’s Membership Interests to a Sixth Street Person or any limited partner or other investor in a Sixth Street Person shall not be subject to the requirement that such Transfer only be to a Person that is not a Competitor or a Sixth Street Competitor), (iv) following the one-year anniversary of the Effective Date, any direct Transfer of all or any part of its Membership Interest to any Person that is not a Competitor or a Sixth Street Competitor, or (v) pursuant to Transfers of Membership Interests permitted under Sections 4.2 and 4.3 and 8.3(a); provided, that in each of the foregoing cases other than a Transfer described in clause (v), immediately following such Transfer: (A) in the case of a direct or indirect Transfer by Investor (or its direct or indirect equity owners), one or more Sixth Street Persons collectively (other than those described in clause (E) of the definition thereof) continues to directly or indirectly own [***] of the Membership Interests owned on the Effective Date by the Investor Member and SSP continues to be under common Control with the owner of [***] of the Membership Interests owned on the Effective Date by the Investor Member, (B) in the case of a direct or indirect Transfer by Figure (or its direct or indirect equity owners), one or more Figure Persons and Affiliates of Figure Persons collectively continues to own [***] of the Membership Interests owned on the Effective Date by the Figure Member and Figure Corp. continues to Control [***] of the Membership Interests owned on the Effective Date by Figure Member, and (C) the representations, warranties and covenants set forth in Section 7.3 given by the Transferring Member continue to be true and correct in all material respects following such Transfer with respect to the Transferee Member and any remaining Transferring Member; provided, further, that in each of the foregoing Transfers described in clauses (i) through (v) above, to the extent applicable, the requirements of the remainder of this Article XII shall be satisfied with respect to such Transfer (any Transfer permitted pursuant to the foregoing clauses (i) through (v), each, a “Permitted Transfer”). Any Transfer or attempted Transfer in violation of this Article XII shall be null and void and the Company shall not in any way give effect to any such Transfer.
(b)    With respect to any direct or, to the extent applicable, indirect Transfer of any Membership Interest by a Member (and for the avoidance of doubt, to the extent applicable, its direct and indirect equity owners) (a “Transferor”) to another Person (a “Transferee”) that is permitted pursuant to this Article XII or elsewhere in this Agreement, such Transfer may not occur in whole or in part unless the following terms and conditions have been satisfied:
(i)    the Transferor shall have: (A) paid or otherwise satisfied all costs (including attorneys’ fees and disbursements) incurred by the Company in connection with the Transfer, (B) if requested by the Board or the Member entitled to consent to such Transfer, furnished the Company with a written opinion of counsel, reasonably satisfactory in form and substance to counsel for the Company, that such Transfer complies with applicable federal and state securities laws and this Agreement, (C) if requested by the Board or the Member entitled to consent to such Transfer, furnished the Company with a written advice of Morgan Lewis, Goodwin or Chapman and Cutler LLP or a written opinion of counsel, reasonably satisfactory in form and substance to counsel for the Company, that (x) such Transferee has the legal right, power and capacity to own the Membership Interest proposed to be transferred and (y) such Transfer will not result in the Company being treated as a publicly traded partnership for purposes of section 7704 of the Code and (D) complied with such other conditions as the Board may reasonably require from time to time;
(ii)    in the case of a Transfer of a direct interest in the Company, the Transferee shall have assumed in writing the obligations, if any, of the Transferor to the Company, including the obligation to fulfill the Transferor’s commitment to make Additional Capital Contributions related to the transferred Membership Interest or portion thereof;
(iii)    in the case of a Transfer of a direct interest in the Company, the Transferee shall have adopted and approved in writing (by executing and delivering a counterpart signature page to this Agreement and becoming a party hereto as a Member) all of the terms and provisions of this Agreement (including the representations, warranties, and covenants set forth herein), and any related agreements hereto then in effect, as applicable;
(iv)    the Transferor and Transferee shall have provided to the Company and the Partnership Representative any forms, documents, certifications, or such other information requested by the Partnership Representative to allow the Partnership Representative to (A) determine the application of any tax-related obligations (including any tax withholding or filing requirements) related to the Transfer, and (B) ensure that the Company shall not be subject to any taxes or the obligation to withhold any taxes as a result of such Transfer, including pursuant to section 1446(f) of the Code;
(v)    a Transfer of a direct Membership Interest that is otherwise permitted hereunder will only be permitted if such Transfer does not cause the Company, the remaining Member or any of their applicable respective Affiliates to be subjected to any new and materially burdensome regulatory or reporting requirements; and
(vi)    The Transferor and the Transferee shall have provided to the Board and/or the Member entitled to consent to such Transfer any information, documents, agreements, certificates, or instruments as may be reasonably requested by the Board or the Member entitled to consent to such Transfer in order for the Board or the Member entitled to consent to such Transfer to determine whether such Transfer is in compliance with the terms and conditions of this Agreement. For the avoidance of doubt, such information, documents, agreements, certificates or instruments may be reasonably requested to the extent necessary to confirm (as determined in the Board’s and/or Member’s sole and reasonable discretion) the Transferor’s and/or Transferee’s compliance with the representations, warranties and covenants set forth in Section 7.3, and, to the extent the Transferor or Transferee is not permitted to provide (as determined in such Person’s sole and reasonable discretion) any such reasonably requested information, documents, agreements, certificates or instruments, the Transferor or Transferee (as applicable) shall provide to the Board or the Member a certification, in a form reasonably acceptable to the Board or the Member, certifying to its compliance with the requirements of Section 7.3.
(c)    Notwithstanding anything to the contrary contained in this Agreement, without the prior approval of the Board and the non-Transferring Member, no Transfer will be made (directly or indirectly) that, in the reasonable discretion of the Board and/or such non-Transferring Member, would or would be reasonably likely to (i) violate or conflict with the Act or any applicable law, including any federal or state securities laws (or trigger any registration requirements thereunder), (ii) cause the Company to be treated as a “publicly traded partnership” within the meaning of section 7704(b) of the Code or section 1.7704-1 of the Regulations, (iii) cause the Company to lose its status as a partnership for federal income tax purposes, (iv) require the Company to withhold under section 1446(f)(4) of the Code, (v) violate the terms of any financing documents or any Basic Securitization Document, (vi) cause any Subsidiary that is classified as “real estate investment trust” within the meaning of Section 856 of the Code to lose its status as “real estate investment trust”), (vii) cause the Company or any Subsidiary to be regulated under the

Investment Company Act of 1940, the Investment Advisors Act of 1940, (viii) cause the Company or the non-Transferring Member to violate any AML Laws or Sanctions, including (but not limited to) by virtue of a Transfer made to any Prohibited Person, or (ix) allow the assets of the Company to be deemed to include “plan assets” under the U.S. Department of Labor regulation Section 2510.3-101, as modified by Section 3(42) of ERISA or (xi) result in a non-exempt “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or any Similar Law.
(d)    Any attempt to effect any Transfer prohibited or not expressly permitted under this Article XII shall be void and, in addition to other rights and remedies at law and in equity, the other Member or Members shall be entitled to injunctive relief enjoining the prohibited action. The Members expressly acknowledge that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions concerning Transfer set forth in this Agreement. The giving of consent or approval by the Members required under this Article XII in any one or more instances shall not limit or waive the need for such consent or approval in any other or subsequent instances. Notwithstanding anything in this Article XII or this Agreement to the contrary, without the prior approval of the other Members, no Member shall have the right to effect any Transfer of its Membership Interest if such Transfer would cause the Company to terminate under applicable law.
12.3    Substitute Members.
(a)    No Transferee of all or any part of a Membership Interest of a Member in the Company shall be admitted to the Company as a substitute member (a “Substitute Member”) unless and until (i) the Transferee has executed a counterpart of this Agreement (as modified or amended from time to time) and such other instruments as the Board may reasonably deem necessary or appropriate to confirm the undertaking of the Transferee to be bound by all the terms and provisions of this Agreement, (ii) all expenses incurred by the Company in connection with such assignment and substitution to the extent not paid by the Transferor, and (iii) the Board approves the admission of such Transferee as a member of the Company if required under Section 12.2. Unless and until a Transferee of a Membership Interest becomes a Substitute Member, such Transferee shall not be entitled to exercise any vote, consent or any other right or entitlement with respect to such Membership Interest. A Person shall be deemed admitted to the Company as a Substitute Member at the time that the foregoing provisions are satisfied. No substitution shall be recognized by the Company unless effected in accordance with and as permitted by this Agreement. Membership Interests held by a direct or indirect transferee of a Member that is not admitted to the Company as a Member with respect to such Membership Interests shall be deemed to be owned by the transferor (to the extent that the transferor is a Member as of such time).
(b)    In the event of the admission of a Transferee as a Substitute Member, all references herein to the transferring Member shall be deemed to apply to such Substitute Member, and such Substitute Member shall succeed to all rights and be subject to all obligations of the transferring Member hereunder with respect to the transferred Membership Interest.
12.4    Register.
(a)    Administrative Member shall cause the Company to maintain a record in its books for the purpose of registering the ownership and transfer of Membership Interests (the “Register”). The Membership Interest of each Member in the Company as of the date hereof is set forth in Exhibit A to this Agreement, and will be recorded in the Register. Members may make Capital Contributions to the Company from time to time as agreed to by the Board, and the Register shall be updated to reflect such activity. Upon any direct transfer of Membership Interests in the Company, Administrative Member shall cause the Company to register such transfer in the Register, to the extent, with respect to any transfer by a Member that is not Figure, Administrative Member is provided written notice thereof by the Transferring Member.

The Register shall include the names and addresses of the Members that are the holders of the Membership Interests. The entries in the Register shall be conclusive absent manifest error, and no transfer or assignment of a Membership Interest is effected unless such the transferee or assignee is reflected as the new holder of the transferred or assigned Membership Interest. Similarly, no new Member shall be respected as an owner of a Membership Interest unless such Member is reflected in the Register. Notwithstanding anything to the contrary in this Agreement, Administrative Member shall not be deemed to be in breach of an obligation to maintain and update the Register unless and until it has been notified in writing by a Member of any such non-compliance and it fails to cure such non-compliance with thirty (30) days of the receipt of such notice.
(b)    The Company shall be entitled to recognize the exclusive right of a person registered in the Register as the owner of a Membership Interest to receive distributions and to vote as such owner, and to hold liable for Capital Calls a person registered on its books as the owner of a Membership Interest, and shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other person, regardless of whether it shall have received actual or other notice thereof, except as otherwise provided by applicable law.
ARTICLE XIII
DISSOLUTION, LIQUIDATION AND WINDING UP
13.1    Dissolution and Liquidation.
The Company shall be dissolved without further action by the Members and its affairs wound up upon the first to occur of any of the following events:
(a)    Subject to compliance with applicable laws and regulations, upon written agreement by the Members, if following the Run-Off Commencement Date or a Bad Act Termination Event Asset Sale, the Company holds Assets with a value in the aggregate of less than $5,000,000 (as reasonably determined by the Board);
(b)    other unanimous written agreement by the Members; or
(c)    at any time following the six (6) month anniversary of the Effective Date, upon delivery of written notice by either Member to the other Member and the Company, if the Side Letter and/or if the Supplemental Side Letter have not been fully executed.
provided, that notwithstanding the foregoing, no Member shall be permitted to cause the dissolution of the Company if such dissolution would cause the Company or any Member to fail to comply with the risk retention rules with respect to securitizations undertaken by the Company and/or any Subsidiary.
Without limitation on, but subject to, the other provisions hereof, the assignment of all or any part of a Member’s Membership Interest permitted hereunder will not result in the dissolution of the Company. Except as otherwise specifically provided in this Agreement, each Member agrees that, without the consent of all of the other Members, no Member may withdraw from or cause a voluntary dissolution of the Company. If any Member withdraws from or causes a voluntary dissolution of the Company in contravention of this Agreement, such withdrawal or the causing of a voluntary dissolution shall not affect such Member’s liability for obligations of the Company.

13.2    Effect of Dissolution; Certain Procedures of Dissolution.
Upon dissolution, the Company shall not be terminated and shall continue until the winding up of its affairs is completed and a certificate of cancellation has been accepted for filing by the Secretary of State of the State of Delaware.
13.3    Distribution of Assets on Dissolution.
Upon the winding up of the Company, the Board shall take full account of the assets and liabilities of the Company, may sell or otherwise dispose of any assets of the Company as it shall deem necessary or appropriate in the Board’s sole discretion and shall pay the debts and liabilities and distribute the net assets as follows:
(a)    First, to the payment of the debts and liabilities of the Company to creditors in satisfaction of such debts and liabilities, and to the payment of necessary expenses of liquidation;
(b)    Second, to the setting up of any reserves which the Members may deem necessary or appropriate for any anticipated obligations or contingencies of the Company arising out of or in connection with the operation or business of the Company, including, without limitation, reserves to fund potential securitization-related liabilities of the Company and the Subsidiaries following the Run-Off Commencement Date. Such reserves may be paid over by the Board to an escrow agent or trustee selected by the Board to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the Board shall deem advisable, shall be distributed by such escrow agent or trustee in the manner hereinafter provided; and
(c)    Then, to the Members in accordance with Section 10.6(a) (as if such assets or cash were Net Cash Flow in accordance therewith). Such Distributions may be in kind only with the consent of the Members.
13.4    Winding Up and Certificate of Cancellation.
The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provision therefore has been made, and all of the remaining assets of the Company have been distributed to the Members in accordance with Section 13.3. Following the dissolution and completion of the winding up of the Company, a certificate of cancellation shall be filed with the Secretary of State of the State of Delaware. The certificate of cancellation shall set forth the information required by the Act.
13.5    Claims of Members.
Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

ARTICLE XIV
MISCELLANEOUS
14.1    Notices.
Notices to the Company or the Board shall be sent to each of the Managers at the address of the Member that appointed such Manager set forth on Exhibit A, or such other address or electronic mail address as such Manager may designate by giving notice to the Members and the other Managers in accordance with this Section 14.1. Notices to a Member shall be sent to its address or electronic mail address set forth on Exhibit A or such other address or electronic mail address as such Member may designate by giving notice to the Company, the Board, and the other Members in accordance with this Section 14.1. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt) (with a copy by electronic mail), (b) sent by electronic mail with confirmation of receipt, provided that, except with respect to any Capital Call Notice, Supplemental Capital Call Notice, requests for acknowledgement of, and confirmations of, Board meeting minutes pursuant to Section 8.1(j) or 8.2(c), a copy of such communication is also mailed by one of the other methods specified in clause (a) or (c), and provided, that any notice delivered after business hours on a Business Day shall be deemed to have been delivered on the immediately following Business Day, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) (with a copy by electronic mail), in each case to the appropriate addresses or electronic mail addresses in accordance with this Section 14.1.
14.2    Headings.
All Article and Section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Article or Section.
14.3    Entire Agreement.
This Agreement and the Basic Documents constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes any prior agreement or understanding among them respecting the subject matter of this Agreement.
14.4    Binding Agreement.
This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, assigns, legal representatives, executors and administrators, except as otherwise provided herein.
14.5    Saving Clause.
If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

14.6    Counterparts.
This Agreement may be executed in several counterparts, including by pdf. electronic transmission, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatories to the original or the same counterpart. Any counterpart of this Agreement shall for all purposes be deemed a fully executed instrument. Electronically transmitted signatures or digitally executed signatures (including, without limitation, DocuSign and other electronic means) shall serve as the equivalent of manually executed signatures for all purposes hereunder.
14.7    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.
(b)    The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.
(c)    Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
14.8    No Partnership Intended for Nontax Purposes.
The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Delaware Uniform Partnership Law or the Delaware Uniform Limited Partnership Law. The Members do not intend to be partners one to another or partners as to any third party.
14.9    No Rights of Creditors and Third Parties under Agreement.
This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, the Members and their permitted successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or any third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.
14.10    Specific Performance and Prevailing Party Litigation; Injunctive Relief.
(a)    If any Member fails to comply with any of the provisions of this Agreement (the “Breaching Member”), then, in addition to all of the other remedies available to the other Members by reason of the Breaching Member’s breach of this Agreement, the other Members shall have the right to obtain specific performance of the Breaching Member’s obligations hereunder; provided, however, that no Member shall have the right to obtain specific performance of any obligation of any Member to make a Capital Contribution. In the event of any litigation under this Agreement, then the prevailing party in such litigation shall be entitled to recover reasonable legal fees and disbursements from the other parties in such litigation.
(b)    Each party hereby acknowledges and agrees that money damages may not be a sufficient remedy for any breach or threatened (directly in writing) breach of this Agreement, and accordingly, each party, on behalf of itself and each of its Affiliates, consents to the other party seeking an order from a court of competent jurisdiction finding that any other party and/or the Company has been irreparably harmed as a result of any such breach of this Agreement, and each party, on behalf of itself and each of its Affiliates, further waives any requirement for the securing or posting of any bond in connection with any such remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach or threatened (directly in writing) breach of this Agreement, but shall be in addition to all other remedies available to the party(ies) pursuant to this Agreement and/or at law and/or in equity.
14.11    Single Representative.
(a)    Notwithstanding anything to the contrary set forth herein or otherwise, if at any time there is more than one Person comprising Investor, (i) each Investor shall be deemed to have designated (and each such Investor hereby designates) the Investor Member (or another single Sixth Street Person designated by the Investor Member (Investor Member or such designee, “Investor Representative”) as such Investor’s representative for all purposes under this Agreement, with exclusive right and authority to act on behalf of all Investors under and otherwise in connection with this Agreement, including, without limitation, in the exercise of rights and remedies and/or the giving or withholding of consent on behalf of all Investors, (ii) each Investor may only act through the Investor Representative and no individual Investor may take any action or omission in a manner that is inconsistent with the Investor Representative, (iii) in representing the Investors, the Investor Representative shall take a single unified position on behalf of all Investors, (iv) all other Members and the Company shall have the right to, and shall only be required to, deal solely with a single Investor Representative on behalf of all Investors (including providing notices to and seeking approvals from Investors), (v) the act or omission (including any election or rights or remedies) of the Investor Representative shall constitute the act or omission of all Investors, (vi) all other Members and the Company shall be entitled to rely upon the approval or agreement by the Investor Representative as constituting the approval and agreement of all Investors, (vii) if ever the Membership Interests of any Investor shall be subject to a buy-out right in favor or another Member pursuant to the terms of this Agreement, the Membership Interests of all Investors shall be deemed subject to a buy-out right (and the other Member shall only have the right to buy-out the Membership Interests of all, but not less than all, Investors), and (viii) if ever a Bad Act Termination Event is deemed to have occurred with respect to any Investor, a Bad Act Termination Event shall be deemed to have occurred with respect to all Investors.
(b)    Notwithstanding anything to the contrary set forth herein or otherwise, if at any time there is more than one Person comprising Figure, (i) each Figure shall be deemed to have designated (and each such Figure hereby designates) the Figure Member (or another single Figure Person designated by the Figure Member (Figure Member or such designee, “Figure Representative”) as such Figure’s representative for all purposes under this Agreement, with exclusive right and authority to act on behalf of all Figures under and otherwise in connection with this Agreement, including, without limitation, in the exercise of rights and remedies and/or the giving or withholding of consent on behalf of all Figures, (ii) each Figure may only act through the Figure Representative and no individual Figure may take any action or omission in a manner that is inconsistent with the Figure Representative, (iii) in representing the Figures, the Figure Representative shall take a single unified position on behalf of all Figures, (iv) all other Members and the Company shall have the right to, and shall only be required to, deal solely with a single Figure Representative on behalf of all Figures (including providing notices to and seeking approvals from Figures), (v) the act or omission (including any election or rights or remedies) of the Figure Representative shall constitute the act or omission of all Figures, (vi) all other Members and the Company shall be entitled to rely upon the approval or agreement by the Figure Representative as constituting the approval and agreement of all Figures, (vii) if ever the Membership Interests of any Figure shall be subject to a buy-out right in favor or another Member pursuant to the terms of this Agreement, the Membership Interests of all Figures shall be deemed subject to a buy-out right (and the other Member shall only have the right to buy-out the Membership Interests of all, but not less than all, Figures), and (viii) if ever a Bad Act Termination Event is deemed to have occurred with respect to any Figure, a Bad Act Termination Event shall be deemed to have occurred with respect to all Figures.
14.12    General Interpretive Principles.
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)    The terms defined in this Agreement include the plural as well as the singular;
(b)    Accounting terms not otherwise defined herein have the meanings given to them in the United States in accordance with generally accepted accounting principles;
(c)    References herein to “Articles”, “Sections,” “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, paragraphs and other subdivisions of this Agreement;
(d)    A reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other sub-divisions;
(e)    The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f)    The term “include” or “including” shall mean without limitation by reason of enumeration;
(g)    the word “or” is not exclusive;
(h)    a reference to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder;
(i)    Any reference to (i) Investor shall be deemed to refer to any or all Affiliates of the Investor Member that then hold Membership Interests, and (ii) Figure shall be deemed to refer to any or all Affiliates of the Figure Member that then holds Membership Interests, in each case, as the context may require;
(j)    This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted; and

(k)    The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
14.13    Confidentiality.
(a)    Each Member (on behalf of itself and its Affiliates, and their respective Related Parties, agents, representatives and advisors (collectively, “Representatives”)) agrees that, except as otherwise consented to by the Members, the terms and provisions of this Agreement and all non-public, confidential, and proprietary information concerning the Company or its operations and business (including any information furnished to such Member pursuant to this Agreement) (collectively, “Confidential Information”) will be kept confidential, will not be used for any purpose other than solely for the purpose of making or monitoring its investment in the Company, and will not be disclosed, by such Member or its Representatives in any manner, in whole or in part, except that each Member will be permitted to disclose Confidential Information (i) to those of such Member’s Representatives who need to be familiar with such Confidential Information in connection with such Member’s investment in the Company and who are charged with an obligation of confidentiality, and (ii) to the extent required by law or governmental or regulatory process or authority, so long as, in the case of a disclosure required by the order of a governmental authority, such Member will have, to the extent permitted by applicable law and not restricted by any request or order of the applicable Governmental Entity, first provided the Company a reasonable opportunity to contest the necessity of disclosing such Confidential Information.
(b)    Notwithstanding anything to the contrary contained herein, each Member and its Related Parties shall be permitted to disclose Confidential Information (A) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Company and each other Member consents to the publication of such tombstone or other advertising materials, and the use of such Person’s name insignia, symbol, trademark, trade name, logo, or other identifying information in connection therewith), (B) in connection with providing general performance and investment information relating to the Company Assets and the transactions contemplated by this Agreement and the Basic Documents to its existing and prospective ultimate investors, (C) to its existing or prospective lenders, (D) on a confidential basis, to Transferees or prospective Transferees of any such Member’s direct or indirect interest in the Company (or an interest in any such Member), (E) to existing or prospective counterparties to or partners of the Company or its Subsidiaries and to service providers or other parties as may be necessary or desirable to effect any transaction related to the Company or any of its Subsidiaries, and (F) if necessary to perform its duties or obligations hereunder or in any Basic Document or other agreement entered into by the Company or any Subsidiaries; provided, that other than in the case of rating agencies and Governmental Entities, such Person disclosing Confidential Information uses its commercially reasonable efforts to ensure that such Confidential Information is disclosed on a confidential basis. Each Member agrees that it will be responsible for any breach or violation of the provisions of this Section 14.13 by any of its Representatives.
(c)    For purposes of this Section 14.13, “Confidential Information” will not include any information which such Member can demonstrate was or has become generally available to the public other than as a result of disclosure by such Member or its Representatives in violation of this Section 14.13 or any other obligation of confidentiality owed by any such Person to the Company or a Subsidiary thereof. Nothing in this Section 14.13 will in any way limit or otherwise modify any confidentiality covenants contained in any Basic Document. The covenants contained in this Section 14.13 will survive the Transfer of the Membership Interest of any Member and the termination of the Company.

14.14    Amendment; Waiver.
(a)    This Agreement may be modified or amended solely in writing executed by the applicable Members in accordance with Section 8.3(a)(xxxvi).
(b)    No waiver or consent by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving or consenting. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver or consent, whether of a similar or different character, and whether occurring before or after that waiver or consent. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver or consent thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
14.15    Patriot Act; Sanctions.
In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including AML Laws and Sanctions, and to verify a Member’s compliance with Section 7.3(c) and (d), the Company or another Member may be required to obtain, verify and record certain information relating to the Members (including with respect to any direct or indirect owners). Accordingly, each of the Members agrees to provide to the Company and the other Member upon its reasonable request from time to time such identifying information and documentation for such Member (including with respect to any direct or indirect owners) in order to enable the Company and the other Member to comply with AML Laws and Sanctions and to verify a Member’s compliance with Section 7.3(c) and (d). To the extent a Member is not permitted to provide (as determined by such Member in its sole and reasonable discretion) any reasonably requested information or documentation, the Member shall provide to the Company or the other Member a certification, in a form reasonably acceptable to the Company or the other Member, certifying compliance with the requirements of Section 7.3(c) and (d).
14.16    Corporate Transparency Act.
(a)    The Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations, as amended (the “CTA”), may require the Company to file reports with the Financial Crimes Enforcement Network from time to time. The Company is hereby authorized to take such actions as may be reasonably necessary to (and is hereby authorized to engage or designate one or more agents or independent contractors of the Company to) prepare and make any such filings, and to otherwise comply with the Company’s obligations under the CTA, if any.
(b)    Each Member agrees to (i) from time to time upon the request of the Company, provide the Company with any information, which may include a certification if requested by the Company, reasonably necessary for the Company to confirm the Member’s compliance with its reporting and disclosure requirements under the CTA to enable the Company (or any Subsidiary) to comply with its reporting and disclosure requirements under the CTA; and (ii) to promptly inform the Company of any changes to any information previously provided to the Company under this Section 14.16 (including any changes regarding such Member’s beneficial owners (as defined in the CTA) but in any event within ten (10) Business Days of such change. Each Member may satisfy the requirements in the previous sentence with respect to natural persons by providing a “FinCEN identifier” (as defined in the CTA) to the Company in lieu of other required information to the extent permitted by the CTA and authorized by FinCEN. Each Member authorizes the disclosure by the Company of such information to the extent necessary to comply with the CTA.

(c)    The Members hereby designate Administrative Member to be responsible for the timely submission of all reports, filings and other information required to be disclosed to FinCEN with respect to the Company and any Subsidiary when due under the CTA; provided, that (i) at least five (5) Business Days prior to any such submission, Administrative Member shall provide such reports, filings or other information to be disclosed to FinCEN (including with respect to any modifications thereto) to the other Member and shall in good faith consult with such Member, (ii) Administrative Member shall promptly furnish to the other Member a copy of each material written notice or other communication received from FinCEN with respect to the Company and/or any Subsidiary to the extent not prohibited by applicable law, and (iii) Administrative Member shall consult with the other Member prior to communicating with FinCEN with respect to any reports, filings or other information with respect to the Company and/or any Subsidiary.
(d)    Each Member covenants and agrees to use commercially reasonable efforts to obtain and deliver to Administrative Member or the Company such Member’s beneficial ownership information (which may include FinCEN identifiers as set forth in Section 14.16(b)) and any other information required under the CTA for disclosure (i) to FinCEN and other appropriate governmental authorities to the extent required under the CTA, (ii) to any entity which may be required to make a filing under the CTA because such beneficial owners own or control an ownership interest in such entity of twenty-five percent (25%) or more or exercises substantial control over such entity, and (iii) to financial institutions and other counterparties in connection with their customer due diligence and know your customer processes, in each case if Administrative Member determines in good faith that it is necessary or advisable to disclose such information in light of the requirements of the CTA applicable to the Company and its Subsidiaries. Each Member covenants and agrees to use commercially reasonable efforts to obtain and deliver any additional consents and/or documentation necessary to effectuate the foregoing, including as may be required by FinCEN from time to time for FinCEN to release beneficial ownership information to a financial institution in connection with the financial institution’s know your customer and similar processes.
(e)    Notwithstanding anything to the contrary set forth in this Section 14.16, no Member shall be deemed to be in breach of its obligations under this Section 14.16 for failure to provide information regarding its limited partners or equivalent investors due to such partners or investors declining to provide such information or authorize the disclosure of such information, despite such Member having used commercially reasonable efforts to obtain the same. Notwithstanding the foregoing, in no event shall Administrative Member have any liability under this Section 14.16 with respect to any liabilities, damages, costs or expenses (including attorneys’ fees) which are or may be incurred by the Company or any other Member to the extent arising from or relating to a failure by any other Member to provide any information or to otherwise timely comply with its obligations under this Section 14.16.
14.17    Severability.
If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.18    Attorney Representation.
Each Member hereby acknowledges and agrees that: (a) in the negotiation and preparation of this Agreement and the Basic Documents and with respect to the matters contemplated hereby and thereby, Figure has been independently represented by the law firm of Goodwin Procter LLP (“Goodwin”) and Investor has been independently represented by the law firm of Morgan, Lewis & Bockius LLP (“Morgan Lewis”); (b) Goodwin has represented both Figure and its Affiliates in other related and unrelated matters and Morgan Lewis has represented both Investor and its Affiliates in other related and unrelated matters; (c) each Member hereby waives any potential conflict of interest resulting from Goodwin’s representation of Figure and its Affiliates, or from Morgan Lewis’ representation of Investor and its Affiliates, in each case, with respect to this Agreement, the Basic Documents, and the matters contemplated hereby and thereby, including in connection with such Member and its Affiliates’ enforcement of this Agreement and the Basic Documents or the exercise or performance of any rights, obligations, or remedies hereunder or thereunder; and (d) Figure agrees and acknowledges that in the event of a default on the part of a Figure Person under any Basic Documents, Morgan Lewis shall be free to represent the Company or any of its Subsidiaries in connection with the enforcement of such Basic Document.
14.19    Attorneys’ Fees.
If the Company or any Member obtains a final judgment or final award against any other Member by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorneys’ fees and costs as fixed by the court or arbitrator may be included in such judgment.
14.20    Successors and Assigns.
This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns.
14.21    Extension Not a Waiver.
No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Member or the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.
14.22    Further Assurances.
Each Member agrees to execute, acknowledge, deliver, file, record and publish such further reasonable instruments and documents, and do all such other reasonable acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.
14.23    Waiver of Consequential Damages.
No Member shall be liable to the other Members or the Company for any consequential, indirect, punitive, lost profits, diminution in value or exemplary damages arising under, or in connection with, this Agreement, except in the case of any liabilities arising from a third party claim to the extent such amounts are payable to a third party.

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Agreement as of the Effective Date.

COMPANY:

FIG SIX MORTGAGE LLC, a
Delaware limited liability company

By:	Fig SSP Member LLC, a Delaware limited liability
company, its Administrative Member

	By:	/s/ Todd Stevens
Name: Todd Stevens
Title: Authorized Signatory
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[Signature Page to A&R LLC Agreement of Fig Six Mortgage LLC]

MEMBERS:

FIG SSP MEMBER LLC, a
Delaware limited liability company

By:	/s/ Todd Stevens
Name: Todd Stevens
Title: Authorized Signatory
[No further text on this page; Signatures continue on following page]
[Signature Page to A&R LLC Agreement of Fig Six Mortgage LLC]

[***]

	By:	[***]

By:	[***]
Name: [***]
Title: [***]
[Signature Page to A&R LLC Agreement of Fig Six Mortgage LLC]

EXHIBIT A

Name and Address	Capital Contribution and Capital Contribution Cap	Percentage Interests
Members
[***]	[***]	Percentage Interest: --
Fig SSP Member LLC [***] with a copy to (other than for Material Decisions and other notices relating to day-to-day operations): Goodwin Procter LLP [***]	[***]	Percentage Interest: ---
Exhibit A to A&R LLC Agreement of Fig Six Mortgage LLC

Exhibit B
Management Services

Exhibit B to A&R LLC Agreement of Fig Six Mortgage LLC

Exhibit C
Form of Capital Call Notice

Exhibit C to A&R LLC Agreement of Fig Six Mortgage LLC

Annex I
Company Wire Instructions
Exhibit C to A&R LLC Agreement of Fig Six Mortgage LLC